Exhibit 4(c)

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

(Amended and Restated as of January 1, 2006)

SECTION 1 THE PLAN	1

SECTION 2 DEFINITIONS	2

SECTION 3 ELIGIBILITY	9
3.1 Eligibility for Contributions other than Company Contributions	9
3.2 Eligibility for Company Contributions	9
3.3 Certain Transferred Employees	9
3.4 Notification of Participation and Enrollment for Elective Deferrals	10
3.5 Ineligible Employment Classifications	10
3.6 Reemployment	11

SECTION 4 CONTRIBUTIONS	12
4.1 Elective Deferral Contributions	12
4.2 Change In Elective Deferral Contributions	12
4.3 Distribution of Excess Deferrals	13
4.4 Company Contributions	13
4.5 After-Tax Contributions	13
4.6 Catch-Up Contributions	13
4.7 Rollover Contributions	14

SECTION 5 ESOP	15
5.1 ESOP Defined	15
5.2 Establishment of ESOP	15
5.3 Dividends	15
5.4 Coverage	15
5.5 Non-Discrimination	16
5.6 Voting	16
5.7 Tender Offers	16
5.8 Distributions	16

SECTION 6 NONDISCRIMINATION REQUIREMENTS	17
6.1 Average Deferral Percentage Test	17
6.2 Distribution or Recharacterization of Excess Elective Deferral Contributions	17
6.3 Average Contribution Percentage Test	18
6.4 Distribution of Excess Contributions	19

i

SECTION 7 LIMITATIONS ON CONTRIBUTIONS	20
7.1 Maximum Annual Addition	20

SECTION 8 INVESTMENT FUNDS AND ALLOCATION OF INVESTMENT EARNINGS	22
8.1 Investment of Accounts	22
8.2 Change in Investment Options	23
8.3 Limitations on Obligation to Follow Instructions	23
8.4 Discontinuance of Investment Funds	23
8.5 Other Rules and Procedures	23
8.6 Valuation of Assets	23

SECTION 9 VESTED PORTION OF ACCOUNTS	24
9.1 Accounts other than Company Contribution Account	24
9.2 Company Contribution Accounts	24
9.3 Normal Retirement, Disability, and Death Exception	24
9.4 Forfeitures	24

SECTION 10 DISTRIBUTION OF ACCOUNTS UPON SEVERANCE FROM EMPLOYMENT	26
10.1 Distribution Requirements	26
10.2 Severance From Employment Payment	26
10.3 Methods and Forms of Distribution	26
10.4 Small Benefits	27
10.5 Election to Defer Distribution	27
10.6 Benefits Payable Upon the Death of a Participant	27
10.7 Proof of Death and Right of Beneficiary or Other Person	28
10.8 Required Distribution Date	28
10.9 Exceptions	32
10.10 Direct Rollover of Eligible Rollover Distributions	32

SECTION 11 PARTICIPANT LOANS	34
11.1 Eligibility for Loan	34
11.2 Amount and Frequency of Loan	34
11.3 Terms and Conditions	34
11.4 Other Rules and Procedures	35

SECTION 12 WITHDRAWALS WHILE STILL EMPLOYED	36
12.1 Withdrawal by Participant After the Attainment of Age 59 1/2	36
12.2 Hardship Withdrawals	36
12.3 Immediate and Heavy Financial Need	36
12.4 Distribution Necessary to Satisfy Financial Need	36
12.5 Payment	37
12.6 Withdrawal of After-Tax Contributions	37
12.7 Rollover Contribution Account	37

SECTION 13 TRUST FUND	38
13.1 Trustee	38
13.2 Fund to be for the Exclusive Benefit of Participants	38
13.3 Non-Alienation	38
13.4 Expenses	38

SECTION 14 ADMINISTRATION	39
14.1 Committee	39
14.2 Limitation of Liability	39
14.3 Indemnification	39
14.4 Compensation and Expenses	39
14.5 Voting, Chairmen, Subcommittees	39
14.6 Payment of Benefits	40
14.7 Powers and Authority; Action Conclusive	40
14.8 Standard of Care	42
14.9 Counsel and Agents	42
14.10 Reliance on Information	42
14.11 Fiduciaries	43
14.12 Plan Administrator	43

SECTION 15 APPLICATION FOR BENEFITS	44
15.1 Application for Benefits	44
15.2 Appeals from Denial of Claims	44
15.3 Facility of Distribution	45

SECTION 16 AMENDMENTS AND TERMINATION	46
16.1 Amendments	46
16.2 Form of Amendment	46

16.3 Limitations on Amendments	46
16.4 Termination of the Plan	46
16.5 Merger or Consolidation	46

SECTION 17 PARTICIPATING COMPANIES	47
17.1 Single Employer Plan	47

SECTION 18 MISCELLANEOUS	48
18.1 Interpretation of Plan	48
18.2 Notice of Address	48
18.3 Rights of Employee	48
18.4 Gender and Number.	48
18.5 Qualified Military Service	48

SECTION 19 TOP HEAVY PROVISIONS	49
19.1 Top Heavy Plan Requirements	49
19.2 Definitions	49
19.3 Determination of Top Heavy Plan	50
19.4 Top Heavy Contribution Requirement	50

SECTION 1

THE PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan (the “Plan”) is intended to constitute a profit-sharing plan and stock bonus plan that includes a qualified cash or deferred arrangement as described in section 401(k) of the Internal Revenue Code (the “Code”) and an employee stock ownership plan, as described in section 4975(e)(7) of the Code. The Plan was originally established as of March 1, 1989 by Genex, LTD, and was amended and restated, effective as of January 1, 1997, as the Praxair Distribution, Inc. 401 (k) Retirement Plan. The Plan is hereby amended and restated, effective as of January 1, 2006.

SECTION 2

DEFINITIONS

Wherever used in this Plan, the following words and phrases shall have the meanings stated in this Section 2 as follows, unless a different meaning is indicated by the context.

2.1 “Accounts” means each Participant’s Elective Deferral Account, After-Tax Contribution Account, Company Contribution Account, and/or Rollover Contribution Account.

2.2 “Annual Additions” is defined in Section 7.1(b).

2.3 “Applicable Pay” means the Participant’s Compensation, including base pay, non-discretionary bonuses, commissions, and awards paid under the Praxair Distribution Profit Sharing Plan, but excluding discretionary bonuses, overtime, shift differential, severance payments, fringe benefits, deferred compensation, amounts realized from the exercise of a stock option or a stock appreciation right, and any other special payments. Applicable Pay shall include Company contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125, 132(f) or 402(g)(3) of the Code. “Applicable Contribution Pay” means Applicable Pay plus discretionary bonuses, overtime and shift differential.

2.4 “Average Contribution Percentage” or “ACP” means, for the specified group of Participants, the average of the ratios (calculated separately for each Participant in such group) of (a) After-Tax Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (b) the Participant’s Compensation for the Plan Year.

2.5 “Average Deferral Percentage” or “ADP” means for the specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Elective Deferral Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (b) the Participant’s Compensation for such Plan Year. Solely for this purpose, Elective Deferral Contributions on behalf of any Participant shall mean any Elective Deferral Contributions made pursuant to the Participant’s affirmative or deemed election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (i) Excess Elective Deferrals of Non-Highly Compensated Employees and (ii) Elective Deferral Contributions taken into account in the Average Contribution Percentage (ACP) test (provided the ADP test is satisfied both with and without exclusion of these Contributions). For purposes of computing ADP, a Participant who fails to make Elective Deferral Contributions shall be treated as a Participant on whose behalf no Elective Deferral Contributions are made.

2.6 “Beneficiary” means the person designated by the Participant to receive any death benefit which may be due on death, or, if the Participant dies without leaving a designated Beneficiary, the estate of the deceased Participant. Notwithstanding the preceding sentence, a married Participant’s Beneficiary shall be his spouse, and such Participant’s initial designation of a Beneficiary or change in Beneficiary designation to someone other than or in addition to his spouse shall not be effective unless Spousal Consent is obtained.

2.7 “Break in Service” means a continuous period of time during which an Employee is not credited with any Service under the Plan, provided such period lasts at least 12 consecutive months. A Break in Service shall begin on the earlier of (a) the day the Employee quits, retires, dies, is discharged, or (b) the 12 month anniversary of the date the Employee was otherwise first absent from Service. In the case of an individual who is absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of the Plan, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of a placement of a child with the Employee because of the adoption of such child, or for purposes of caring for such child for a period beginning with the birth or placement.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Plan’s Administration and Investment Committee, which shall serve as the Plan’s named fiduciary and shall be responsible for the general administration of the Plan as more fully described in Section 14.1.

2.10 “Compensation” means the Participant’s wages as defined in section 3401(a) of the Code from the Employer for the Plan Year, and all other payments of compensation to the Participant by the Employer for the Plan Year for which the Employer is required to furnish the Participant a written statement under sections 6041(d) and 6051(a)(3) of the Code (Wages, Tips, and Other Compensation box on Form W-2), but excluding wages earned prior to commencement of Plan participation. Compensation shall include Elective Deferral Contributions and any other Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125, 132(f) or 402(g)(3) of the Code. Compensation must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The annual Compensation of each Participant taken into account for purposes of determining all Contributions under the Plan on behalf of the Participant for the Plan Year shall not exceed $200,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code; for 2006, the limitation is $220,000. The cost of living adjustment in effect for a calendar year applies to the Plan Year beginning in that calendar year.

2.11 “Contribution” means any one of the following types of contributions permitted under the Plan:

(a)	“Elective Deferral Contribution” is a contribution made pursuant to Section 4.1.

(b)	“Company Contribution” is an Employer contribution made pursuant to Section 4.4.

(c)	“After-Tax Contribution” is an Employee contribution made pursuant to Section 4.5.

(d)	“Rollover Contribution” is an amount contributed to the Plan at the Participant’s election pursuant to Section 4.7.

(e)	“Catch-Up Contribution” means a contribution made pursuant to Section 4.6.

2.12 “Controlled Group” means all members of a controlled group of corporations (as defined in section 414(b) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code), and all affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code.

2.13 “Disability” or “Disabled” means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

2.14 “Effective Date” means March 1, 1989.

2.15 “Employee” means a common law employee of the Employer for whom the Employer is required to contribute Federal Insurance Contribution Act taxes.

2.16 “Employer” means Praxair Distribution, Inc. (“PDI”), Praxair Distribution Southeast, LLC (“PDSE”), Westair Cryogenics Company, Westair Cryogenics Holding Company, Westair Gas & Equipment, L.P., and any other corporation or other business entity which adopts the Plan with the permission of PDI by resolution of its own governing body. A list of participating Employers is included on Appendix A.

2.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.18 “Excess Contributions” shall mean, with respect to any Plan Year, the excess of: (a) the aggregate amount of After-Tax Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amount permitted by the ACP test (determined for each Highly Compensated Employee by reducing After-Tax Contributions made on behalf of Highly Compensated Employees in order of their ACPs beginning with the highest of such percentages).

2.19 “Excess Deferral” means those Elective Deferral Contributions that are includible in a Participant’s gross income under section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a calendar year exceed the dollar limitation of section 402(g) of the Code.

2.20 “Excess Deferral Contributions” shall mean, with respect to any Plan Year, the excess of: (a) the aggregate amount of Elective Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages).

2.21 “Fund” or “Trust Fund” means the assets of the Plan held pursuant to a declaration of trust executed by the Committee.

2.22 “Highly Compensated Employee” means any Highly Compensated Active Employee or Highly Compensated Former Employee, determined in accordance with the following:

(a)	A Highly Compensated Active Employee includes any Employee who performs Service for the Employer during the Plan Year and who:

(i)	was a 5-percent owner (as defined in section 416(i)(l) of the Code) of the Employer at any time during the current or the preceding year, or

(ii)	for the preceding year—(A) had Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to section 414(q) of the Code), and (B) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year. For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such year.

(b)	A Highly Compensated Former Employee includes any Employee who separated from Service (or was deemed to have separated) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday.

(c)	For purpose of this section, the term “Compensation” means compensation within the meaning of Code section 415(c)(3).

(d)	For purposes of this definition the term “Employer” means the Employer and all members of the Controlled Group.

(e)	The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

2.23 “Hour of Service”—An Employee will be credited with an Hour of service for each hour:

(a)	for which the Employee is directly or indirectly paid, or entitled to payment for the performance of duties for his Employer or any member of the Controlled Group during an applicable computation period;

(b)	for which the Employee is directly or indirectly paid, or entitled to payment, by his Employer or any member of the Controlled Group (irrespective of whether the employment relationship has terminated) on account of a period of time during which no duties are performed by reasons (such as vacation, holiday, illness, disability, layoff, jury duty, military leave or leave of absence) other than for the performance of duties during the applicable computation period. No more than 501 Hour of Service will be credited to an Employee during any single computation period under this paragraph (b). Hours of service under this paragraph (b) shall be computed in accordance with Department of Labor regulation 2530.200b-2, which are incorporated herein by reference. Hours of service credited under this paragraph (b) shall be credited to the computation period in which such absence occurred; and

(c)	for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a member of the Controlled Group. The same Hour of Service shall not be credited under both paragraph (a) and paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the applicable computation period or periods to which the award or agreement pertains.

In computing Hour of Service, employment with a member of the Controlled Group shall be treated as employment with an Employer, excluding, however, employment during periods when the employing entity was not a member of the Controlled Group. To the extent required by Code section 414(u), an Employee’s period of military service shall be treated as employment with the Employer.

2.24 “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

2.25 “Normal Retirement Age” means age 65.

2.26 “Part-Time Employee” means (a) any Employee on the United States payroll of an Employer other than PDSE who is regularly scheduled to work twenty (20) hours or less per week, and (b) any Employee on the United States payroll of PDSE who is regularly scheduled to work less than 30 hours per week.

2.27 “Participant” means an Employee who has satisfied the eligibility requirements described in Section 3 of the Plan.

2.28 “Plan” means this Praxair Distribution, Inc. 401 (k) Retirement Plan, originally effective March 1, 1989, as amended and restated from time to time.

2.29 “Plan Year” means the 12-month calendar year.

2.30 “Predecessor Employer” means the companies listed on Appendix B. A Predecessor Employer shall also include any other entity acquired by an Employer if the applicable acquisition agreement requires the Employer to recognize prior service with the acquired entity for purposes of the Plan for any employee of the entity who becomes an Employee in connection with such acquisition. For purposes of determining eligibility to participate in the Plan, the amount of the Company Contribution and a Participant’s vested interest in his Account, each Employee’s Service shall include the number of full years and full months of service at any of the following companies from the date of hire by such company through the date of such company’s acquisition by an Employer:

2.31 “Qualified Domestic Relations Order” means a judgment, decree, or order (including an approval of a property settlement agreement) which pursuant to section 414(p) of the Code: (a) relates to the provision of child support, alimony, or property rights to a spouse, former spouse, child or other dependent; (b) is made under a state’s community property or other domestic relations law; (c) creates, recognizes, or assigns the right to receive all or a portion of a Participant’s Account to the spouse, former spouse, child or other dependent of the Participant (i.e., to an alternate payee); (d) clearly specifies (i) the names and, unless the Committee has reason to know them, the addresses of the Participant and each alternate payee, (ii) the amount or percentage of the Participant’s benefit to be paid to each alternate payee (or a method for determining such amount), (iii) the number of payments or the period to which such order applies, and (iv) each plan to which such order applies. A domestic relations order shall be treated as a Qualified Domestic Relations Order only if such order does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the terms of this Plan.

2.32 “Qualifying Employer Security(ies)” means common stock of Praxair, Inc. and shall consist only of “qualifying employer securities,” as defined in section 4975(e)(8) of the Code. “Discounted Qualifying Employer Securities” means Qualifying Employer Securities purchased at a discount in accordance within the terms of the Plan. All references herein to Qualified Employer Securities shall also include Discounted Qualifying Employer Securities.

2.33 “Regular/Full-Time Employee” means (a) an Employee on the United States payroll of an Employer other than PDSE who is regularly scheduled to work more than twenty (20) hours per week, and (b) an Employee on the United States payroll of PDSE who is regularly scheduled to work at least thirty (30) hours per week.

2.34 “Service” means the aggregate of all time periods during which an Employee is employed by the Employer or a Controlled Group member, beginning on the first day an Employee performs an Hour of Service, and ending on the earlier of (a) the date the Employee quits, retires, dies or is discharged, or (b) the 12 month anniversary of the date the Employee was otherwise first absent from service. For purposes of this Section, if an Employee is credited with an Hour of Service within 12 consecutive months after the date on which he quits, retires or is discharged, his Service shall include the period between the date on which he quit, retired or was discharged and the date on which he is again credited with an Hour of Service.

2.35 “Spousal Consent” means a spouse’s written consent to a Participant’s Beneficiary designation. To be valid, a Spousal Consent must acknowledge the effect of the Participant’s designation and be witnessed by a Plan representative or a notary public. Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or that the spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a Qualified Domestic Relations Order.

If the spouse is legally incompetent to consent, the spouse’s legal guardian may consent on his or her behalf, even if the legal guardian is the Participant. If the spouse has consented to the designation of a trust as the Participant’s Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

2.36 “Temporary Employee” means any Employee on the United States payroll of an Employer hired for work of a temporary nature and shall include any Employee employed by an Employer on a per diem or casual basis.

2.37 “Trust Agreement” means the declaration of Trust executed by the Committee to be used with this Plan.

2.38 “Trustee” means the entity or persons so designated in the Trust Agreement and successors designated according to the Trust Agreement.

2.39 “Trust Fund” is defined in Section 13.

2.40 “Valuation Date” means the date as of which the Participant’s Account values are determined. Valuations of Accounts shall be done on a daily basis.

2.41 “Year of Eligibility Service” means the 12-consecutive month computation period during which an Employee completes at least 1,000 Hours of Service. For purposes of determining a Year of Eligibility Service, the initial computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service. Thereafter, the computation period shall be the succeeding 12-consecutive month periods commencing with the first Plan Year which commences prior to the first anniversary of the date the Employee first performed an Hour of Service.

2.42 “Year of Service” means twelve months of Service measured using a computation period beginning on the date the Employee first completes an Hour of Service, or any anniversary of such date.

SECTION 3

ELIGIBILITY

3.1 Eligibility for Contributions other than Company Contributions. For purposes of Contributions other than Company Contributions:

(a)	Each Regular/Full-Time Employee shall become a Participant on the later of his date of employment with an Employer, or the effective date of such Employer’s adoption of the Plan; and

(b)	Each Part-Time Employee shall become a Participant on the first day of the calendar month immediately following his completion of one Year of Eligibility Service.

3.2 Eligibility for Company Contributions. For purposes of Company Contributions:

(a)	Each Regular/Full-Time Employee, other than a Regular/Full-Time Employee of PDSE, shall become eligible to receive Company Contributions on the later of his date of employment with an Employer, or the effective date of such Employer’s adoption of the Plan;

(b)	Each Regular/Full-Time Employee of PDSE shall become eligible to receive Company Contributions upon his completion of two Years of Service;

(c)	Each Part-Time Employee, other than a Part-Time Employee of PDSE, shall become eligible to receive Company Contributions on the first day of the calendar month immediately following his completion of one Year of Eligibility Service; and

(d)	Each Part-Time Employee of PDSE shall become eligible to receive Company Contributions upon his completion of two Years of Eligibility Service.

(e)	Notwithstanding the forgoing, Participants who were eligible for and elected in writing to continue participation in the Praxair Pension Plan shall not be eligible for the Company Contribution.

3.3 Certain Transferred Employees. Notwithstanding anything in the Plan to the contrary, a Participant who became an employee of Praxair, Inc. (“Praxair”), Praxair Healthcare Services, Inc. (and its subsidiaries) (“PHS”), or any other Praxair subsidiary (other than an Employer) on or after April 1, 2003, but prior to October 1, 2003, shall continue to be eligible to participate in the Plan if, and only if, he was already a Participant immediately prior to his or her employment by such company. Solely to the extent employees of Praxair, PHS, or any other Praxair subsidiary (other than an Employer) participate in the Plan pursuant to the previous sentence, such entities shall be considered Employers under Section 2.16. A Participant who becomes an employee of Praxair, PHS, or any other Praxair subsidiary (other than an Employer) on or after October 1, 2003, will not be eligible to actively participate in the Plan regardless of whether or not he was a Participant immediately prior to his employment by Praxair, PHS or any other Praxair subsidiary (other than an Employer).

3.4 Notification of Participation and Enrollment for Elective Deferrals. A Participant may elect to begin Elective Deferral Contributions and After-Tax Contributions by enrolling through the procedures adopted by the Committee; provided, however, that each Participant who first becomes an Employee after December 31, 2005 (other than an Employee who was previously employed by a member of the Controlled Group), shall be deemed to have elected to begin Elective Deferral Contributions in accordance with Section 4.1(c) unless such Participant affirmatively elects otherwise. Notwithstanding any other provision of this Plan, an election to commence Elective Deferrals may not be made retroactively. Each Participant shall designate a Beneficiary on the form provided by the Plan for such purpose and shall be deemed conclusively for all purposes to have consented to all terms of this Plan.

3.5 Ineligible Employment Classifications.

(a)	The following individuals and Employees shall be ineligible to be Participants in the Plan:

(i)	Leased employees; leased employees for purposes of this Plan means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, and such services are performed under primary direction or control by the recipient.

(ii)	Individuals (if any) who are considered by an Employer to be independent contractors and employees of such independent contractors, but who may be determined for any other purpose to be employees of an Employer.

(iii)	Any individual who is (A) a Part-Time Employee who has not satisfied the eligibility requirements of Section 3.1(b), unless such individual’s employment status is changed from Regular/Full-Time to Part-Time, or (B) a Temporary Employee, regardless of hours worked.

(iv)	Employees who were previously employed by Praxair, PHS or any other Praxair subsidiary (other than an Employer) (“Previous Employer”) before transferring employment to an Employer, where such Employee remains eligible to actively participate in a qualified retirement plan sponsored by such Previous Employer.

(v)	Employees who are members of a collective bargaining unit of an Employer unless participation in the Plan is negotiated with the collective bargaining unit’s representative.

(b)	The characterization by an Employer on its books and records of the relationship of the individual and an Employer shall be conclusive of the individual’s status for purposes of this Plan.

(c)	In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall (i) participate immediately with respect to Contributions other than Company Contributions if he has satisfied the requirements of Section 3.1 and would have otherwise previously become a Participant, or otherwise upon his satisfaction of the requirements of Section 3.1, and (ii) participate immediately with respect to Company Contributions if he has satisfied the requirements of Section 3.2 and would have otherwise previously become a Participant, or otherwise upon his satisfaction of the requirements of Section 3.2.

3.6 Reemployment. If a former Participant is reemployed by the Employer, he shall be eligible to resume participation in the Plan upon rehire to the same extent of his participation prior to his termination of Service.

SECTION 4

CONTRIBUTIONS

4.1	Elective Deferral Contributions.

(a)

Each Participant who is a Non-Highly Compensated Employee may elect to have the Employer contribute to the Plan on his behalf Elective Deferral Contributions of between 1% and 40% (in  1/2% increments) of the Applicable Contribution Pay that would otherwise be payable to him each payroll period.

(b)

Each Participant who is a Highly Compensated Employee may elect to have the Employer contribute to the Plan on his behalf Elective Deferral Contributions of between 1% and 9% (in  1/2% increments) of the Applicable Contribution Pay that would otherwise be payable to him each payroll period.

(c)	Notwithstanding any provision of the Plan to the contrary, each Participant who first becomes an Employee after December 31, 2005 (other than an Employee who was previously employed by a member of the Controlled Group) shall be deemed, in accordance with such reasonable procedures as shall be established by the Committee from time to time and applied on a uniform and nondiscriminatory basis, to have elected to have the Employer contribute to the Plan on his behalf, Elective Deferral Contributions of 3% of the Applicable Contribution Pay that would otherwise be payable to him each payroll period, unless such Participant affirmatively elects, during the timeframe designated by procedures established by the Committee, to have the Employer contribute to the Plan on his behalf a different percentage (including 0%) of his Applicable Contribution Pay as Elective Deferral Contributions.

The procedures established by the Committee pursuant to this subsection shall afford each such Participant reasonable prior notice of the Plan’s automatic enrollment feature and of the Participant’s right to elect to have no such Elective Deferral Contributions made to the Plan on his behalf, to affirmatively elect to have Elective Deferral Contributions commence on his behalf prior to the time he would be automatically enrolled in the Plan, or to alter the amount of those contributions at any time in accordance with Section 4.2.

(d)	A Participant shall not be permitted to have Elective Deferral Contributions made under this Plan or any other qualified plans maintained by the Employer (or a member of the Controlled Group) during any Plan Year in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such Plan Year.

4.2 Change In Elective Deferral Contributions. The percentage designated (or deemed designated) by a Participant as Elective Deferral Contributions shall automatically apply to increases and decreases in his Applicable Contribution Pay. A Participant may change the percentage of his authorized contributions (including the percentage of contributions deemed authorized pursuant to Section 4.1(c)) by utilizing procedures adopted by the Committee.

4.3 Distribution of Excess Deferrals. Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose account Excess Deferrals were assigned for the preceding calendar year and who claims Excess Deferrals for such year. Excess Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the April 15th following the close of the calendar year in which the excess arose.

4.4 Company Contributions. Each pay period, the Employer shall contribute on behalf of each Participant who has then satisfied the eligibility requirements of Section 3.2, a Company Contribution in an amount equal to a percentage of such Participant’s Applicable Pay for such pay period. The percentage shall be determined based on a combination of such Participant’s age and Years of Service as follows:

Age and Years of Service Points	Percentage
Under 30 points	2.0%
30 to 39 points	2.5%
40 to 49 points	3.0%
50 to 54 points	4.0%
55 or more points	5.0%

The number of points for each such Participant shall be equal to the sum of the amounts determined in (a) and (b) below:

(a)	One point for each year of the Participant’s age (determined as of the first day of the current Plan Year).

(b)	One point for each full Year of Service (determined as of the first day of the current Plan Year).

4.5 After-Tax Contributions. Each Participant shall be entitled to make After-Tax Contributions to the Plan in increments of  1/2%. For each Participant who is a Non-Highly Compensated Employee, Elective Deferral Contributions and After-Tax Contributions in the aggregate may not exceed 40% of Applicable Contribution Pay. For each Participant who is a Highly Compensated Employee, Elective Deferral Contributions and After-Tax Contributions in the aggregate may not exceed 15% of Applicable Contribution Pay.

4.6 Catch-Up Contributions. All Participants who are eligible to make Elective Deferral Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code, but in no event equal to greater than 20% of Applicable Contribution Pay. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(l1), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be deposited into the Participant’s Elective Deferral Account.

4.7 Rollover Contributions.

(a)	An Employee (whether or not otherwise a Participant) may, with the consent of the Committee, make a Rollover Contribution to the Plan of:

(i)	a direct Rollover Contribution of all or any portion of an eligible rollover distribution (as defined in section 402(c) of the Code) from: (i) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; (ii) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii)	an indirect Rollover Contribution of all or any portion of an eligible rollover distribution from: (i) a qualified plan described in section 401(a) or 403(a) of the Code; (ii) an annuity contract described in section 403(b) of the Code; and (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii)	a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(b)	Notwithstanding any provision of the Plan to the contrary, a Participant who has terminated Service with the Employer and all members of the Controlled Group may, with the consent of the Committee, transfer to the Plan in a direct or indirect Rollover Contribution, all or any portion of an eligible rollover distribution of his benefit from the Praxair Pension Plan provided that an Account is maintained for such Participant immediately prior to the time of such rollover contribution to the Plan.

(c)	The Committee shall develop such procedures, and may require such information from an Employee desiring to make a Rollover Contribution, as it deems necessary or desirable to determine whether the proposed Rollover Contribution will meet the requirements of the Code.

SECTION 5

ESOP

5.1 ESOP Defined. “ESOP” means the portion of the Plan that is intended to be a stock bonus plan as defined in Treasury Regulation section 1.401-l(b)(l)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409, and 4975(e)(7) of the Code. The ESOP shall consist of (a) a portion of the Praxair Common Stock Fund and (b) a portion of the Praxair Discounted Stock Fund so designated. The ESOP is intended to be invested primarily in Qualifying Employer Securities.

5.2 Establishment of ESOP. Effective July 1, 2002, a portion of the Plan is designated as an ESOP, as defined in Section 5.1 of the Plan. As of such date, each of the Praxair Common Stock Fund and the Praxair Discounted Stock Fund of all Participants, in the aggregate, shall be subdivided into an ESOP portion and a non-ESOP portion, and the aggregate ESOP portions shall constitute the ESOP. Participant and Employer contributions to each such Fund shall be allocated to the non-ESOP portion of the respective Funds. On the third business day of each March, June, September and December, all Qualifying Employer Securities held in a non-ESOP portion of the Funds shall be transferred into the ESOP portion of the Funds.

5.3 Dividends. With respect to cash dividends paid on shares of Qualifying Employer Securities held in the ESOP, the Participant (or his or her Beneficiary if applicable) in whose Account such Qualifying Employer Securities are held shall have the right to receive current payment of such dividends. An election by a Participant or Beneficiary to receive payment of dividends under this Section 5.3 shall be made in the manner designated by the Committee provided that, (a) any Participant or Beneficiary who fails to make an affirmative election to receive payment of dividends within the time prescribed for such election by the Committee shall be deemed to have elected to retain such dividends in the Plan, and (b) any election by a Participant or Beneficiary to receive payment of dividends in lieu of reinvestment shall remain in effect until such election is revoked by the Participant or Beneficiary. Except as provided below, distribution of dividends in accordance with a Participant’s or Beneficiary’s election shall occur on, or as soon as administratively practicable following, the date such dividends would otherwise have been paid to the Plan. In no event shall dividends be paid to the Participant or Beneficiary later than ninety (90) days after the close of the Plan Year in which such dividends were paid to the Plan.

5.4 Coverage. The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation section 1.410(b)-7(c)(2), shall be tested separately for purposes of meeting the requirements of Code section 410(b), but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of coverage testing, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

5.5 Non-Discrimination.

(a)	The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation section 1.401 (k)-1 (g)(11), shall be tested separately under the provisions of Section 6.1 of the Plan, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

(b)	The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation section 1.401(m)-l(b)(3)(ii), shall be tested separately under the provisions of Section 6.3 of the Plan, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

5.6 Voting. Forms will be provided to each Participant as a named fiduciary within the meaning of section 403(a)(1) of ERISA (“Named Fiduciary”) to instruct the Trustee with regard to the voting of Qualifying Employer Securities credited to that Participant’s Accounts. The Trustee will vote such shares only as directed by the Participant. If a Participant fails to give timely directions as to the voting of Qualifying Employer Securities, the Trustee will vote such shares in the same proportion as it votes the shares for which the Trustee receives directions.

5.7 Tender Offers. Each Participant or Beneficiary, as a Named Fiduciary, shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to any Qualifying Employer Securities credited to that Participant’s or Beneficiary’s Accounts. If the Trustee does not receive timely directions from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer, then the Trustee shall not tender or exchange any such Qualifying Employer Securities.

5.8 Distributions. In addition to any other rights under the Plan, a Participant entitled to a distribution from the Plan shall have the right to demand that all or any portion of such distribution from his ESOP account shall be made in Qualifying Employer Securities.

SECTION 6

NONDISCRIMINATION REQUIREMENTS

6.1	Average Deferral Percentage Test.

(a)	The Average Deferral Percentage (the “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii)	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)	Special Rules:

(i)	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions allocated to his Accounts under two or more plans maintained by members of the same Controlled Group shall be determined as if such Contributions were made under a single plan.

(ii)	For purposes of determining the ADP test, Elective Deferral Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the Contributions relate.

(iii)	The Committee shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(iv)	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.2	Distribution or Recharacterization of Excess Elective Deferral Contributions.

(a)	Notwithstanding any other provision of this Plan, Excess Deferral Contributions, plus any income and minus any loss allocable thereto, shall either be recharacterized as After-Tax Contributions on or before the 15th day of the third month after the end of the Plan Year, or distributed no later than the last day of the immediately following Plan Year. This recharacterization or distribution shall apply to the Highly Compensated Employee(s)

with the highest dollar amount of Elective Deferral Contributions until one of the ADP tests is satisfied, or until such Participant’s dollar amount of Elective Deferral Contributions equals the dollar amount of Elective Deferral Contributions of the Highly Compensated Employee having the next highest dollar amount of Elective Deferral Contributions. This process shall continue until one of the ADP tests is satisfied. Recharacterization of Excess Deferral Contributions shall not be permitted to the extent recharacterizing such amounts as After-Tax Contributions would cause any legal or Plan limit to be violated. In the event a Highly Compensated Employee is an eligible employee in more than one 401(k) plan sponsored by any Controlled Group member, any recharacterization or distribution made under this section shall be made in accordance with section 1.401(k)-2(b)(2)(iii)(B) of the Treasury Regulations.

(b)	The Plan may use any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.

6.3	Average Contribution Percentage Test.

(a)	The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25 for the Plan Year, or

(ii)	the ACP for Participants who are Highly Compensated Employees shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)	Special Rules:

(i)	The ACP for any Participant who is a Highly Compensated Employee and who is eligible to have matching contributions or After-Tax Contributions allocated to his Account under two or more plans maintained by members of the same Controlled Group which includes the Employer shall be determined as if such Contributions were made under a single plan.

(ii)	In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans maintained by members of the same Controlled Group which includes the Employer, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans maintained by members of the same Controlled Group may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

(iii)	For purposes of determining the ACP test, matching contributions and After-Tax Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the Contributions relate.

(iv)	The Committee shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(v)	The determination and treatment of the ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)	Distributions of Excess Contributions shall be made from After-Tax Contributions.

6.4	Distribution of Excess Contributions.

(a)	Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after the last day of the Plan Year in which such excess amounts arose. This forfeiture or distribution shall apply to the Highly Compensated Employee(s) with the highest dollar amount of After-Tax until one of the ACP tests is satisfied, or until such Participant’s dollar amount of After-Tax Contributions equals the dollar amount of After-Tax Contributions of the Highly Compensated Employee having the next highest dollar amount of After-Tax Contributions. This process shall continue until one of the ACP tests is satisfied. Distributions or forfeitures shall be made from After-Tax Contributions. In the event a Highly Compensated Employee is an eligible employee in more than one 401 (m) plan sponsored by any Controlled Group member, any forfeiture or distribution made under this section shall be made in accordance with section 1.401(m)-2(b)(2)(iii)(B) of the Treasury Regulations.

(i)	The Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided that such method does not violate section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.

SECTION 7

LIMITATIONS ON CONTRIBUTIONS

7.1 Maximum Annual Addition. Notwithstanding any other provision of this Plan, the following limitations shall apply to all Participants:

(a)	The Annual Addition to a Participant’s Accounts for the Plan Year shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost of living under section 415(d) of the Code or (ii) 100% of such Participant’s Compensation. If, for any Plan Year, Annual Additions to a Participant’s Accounts would cause these limitations to be exceeded, the amount contributed will be reduced so that the Annual Additions for the Plan Year will equal the maximum Annual Addition.

(b)	“Annual Addition” means the sum of all Contributions (other than Catch-Up Contributions and Rollover Contributions) credited to the Participant’s Accounts for the Plan Year. Also, any excess amount applied under Section 7.1(c) below in the Plan Year to reduce Company Contributions will be treated as Annual Additions for such year.

(c)	The maximum Annual Addition may be determined on the basis of a reasonable estimation of the Participant’s Compensation for the Plan Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Plan Year, the maximum Annual Addition for the Plan Year will be determined on the basis of the Participant’s actual Compensation for the Plan Year. If, as a result of a reasonable error in estimating Compensation or in determining the amount of Elective Deferral Contributions that may be made with respect to a Participant under the limitation of this Section, the excess will be disposed of as follows:

(i)	Any After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(ii)	If, after the application of paragraph (ii) above, an excess amount still exists, any Elective Deferral Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(iii)	If, after the application of paragraphs (i) and (ii) above, an excess amount still exists, any Company Contributions allocable to the Participant shall be allocated and reallocated to other Participants in the Plan.

(iv)	However, if the allocation or reallocation of excess amounts would cause the limits of this Section 7.1 to be exceeded with respect to each Participant for the Plan Year, then these amounts will be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Plan Year (other than the Plan Year described in the preceding sentence), all amounts in the suspense account must be allocated and reallocated to Participants before any Company Contributions which would constitute Annual Additions may be made to the Plan for that Plan Year.

If a suspense account is in existence at any time during the Plan Year, investment income or loss may, but need not, be allocated to the suspense account. To the extent that income or loss of the Trust Fund is allocated to the suspense account, the entire amount applied in the Plan Year to reduce Company Contributions, including such income or loss, will be considered Annual Additions for such Plan Year.

(d)	If, in any Plan Year, the Participant is employed by more than one Employer, the contributions of each Employer shall be reduced in the same proportion that the Annual Additions to be allocated to the Participant’s Accounts by each such Employer bear to the total Annual Additions to be allocated to the Participant’s Accounts by all Employers but for the limitations of this Section.

(e)	The limitations of this Section shall be applied as if all defined contribution plans maintained by the Employer were a single defined contribution plan. Amounts allocated after March 31, 1984 to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan.

(f)	For purposes of this Section, the term “Employer” includes all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h)), and all affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part.

SECTION 8

INVESTMENT FUNDS AND ALLOCATION OF INVESTMENT EARNINGS

8.1 Investment of Accounts. Each Participant shall have the right to direct the investment of his own Accounts in and among the separate investment funds within the Trust Fund in accordance with the provisions of this Section 8. There shall be at least five such investment funds selected from time to time by the Committee at its discretion. Each designated investment fund may receive from 0% to 100%, in increments of 1%, of the amounts in the Participant’s Accounts, including future contributions.

In addition to such other investment options as are designated by the Committee, the investment options under the Plan may, subject to Section 8.4, include:

Praxair Common Stock Fund. A fund which invests in common stock of the Praxair and certain short-term instruments; and

Discounted Praxair Stock Fund. A fund which provides investments in Praxair common stock at 95% of market value (prior to December 1, 2005, 90% of market value) and certain short-term instruments.

The Praxair Common Stock Fund and the Discounted Praxair Stock Fund shall be subject to the following rules:

(a)	No more than 12 sales per year may be made from the Praxair Common Stock Fund.

(b)	No exchanges may be made into the Discounted Praxair Stock Fund. That Fund may be invested in only through contributions (other than Rollover Contributions).

(c)	Sales may be made from the Discounted Praxair Stock Fund only once every 12 months, and no exchanges out of the Discounted Praxair Stock Fund are permitted for 12 months after the first investment into the Discounted Praxair Stock Fund. The foregoing limitations shall not apply if (i) the Participant terminates employment, (ii) the sale is part of the Participant’s complete withdrawal from the Plan, or (iii) the sale is made in connection with a loan made to the Participant by the Plan.

(d)	Subject to the provisions of Section 5.3, cash dividends on shares of Qualifying Employer Securities held in either the Praxair Common Stock Fund or the Discounted Praxair Stock Fund shall be reinvested in Qualifying Employer Securities at a 5% discount.

(e)	Subject to the provisions of Section 5.7, in the event of a tender or exchange offer with respect to any common stock of Praxair held in either the Praxair Common Stock Fund or the Discounted Praxair Stock Fund, the respective fund may acquire other securities issued by Praxair, in exchange for, or in connection with, such Praxair common stock

8.2 Change in Investment Options. Subject to the limitations of this Section 8, a Participant may change his designation daily, both with respect to the investment fund or funds in which his Accounts have been invested, and with respect to the investment of future Contributions.

8.3 Limitations on Obligation to Follow Instructions. The Trustee shall be obligated to comply with proper investment instructions received from a Participant, except where such instructions, if implemented:

(a)	would not be in accordance with the terms of this Plan, including any Trust Agreements;

(b)	would cause the Trustee to maintain indicia of ownership outside the U.S., except as permitted by regulations under section 404(b) of ERISA;

(c)	would jeopardize the tax qualified status of the Plan, or might otherwise result in taxable income to the Plan;

(d)	would result in a direct or indirect:

(i)	loan to an Employer or an affiliate of the Employer including any Employee (provided that this sentence shall not be construed to prohibit Participant loans pursuant to Section 11 of the Plan);

(ii)	acquisition or sale of any employer real property (within the meaning of section 407(d) (2) of ERISA), including qualified employer real property;

(iii)	sale, exchange, or lease of property between the Employer or an affiliate of the Employer and the Plan, except for acquisitions or sales of qualifying employer securities which meet the conditions of section 408(e) of ERISA and those described in section 404(c) of ERISA; or

(e)	would result in the direct or indirect acquisition or sale of any employer security except for acquisitions or sales of qualifying employer securities which meet the conditions described in the regulations under section 404(c) of ERISA.

Neither the Trustee, the Committee, nor any fiduciary under the Plan shall have the duty to evaluate any investment decision made by the Participant, including the decision to retain an investment.

8.4 Discontinuance of Investment Funds. The Committee shall have the right to establish or discontinue investment funds (including the Praxair Common Stock Fund and/or the Discounted Praxair Stock Fund) from time to time.

8.5 Other Rules and Procedures. The Committee shall adopt such rules and procedures as it deems advisable with respect to the selection and use of the investment funds, provided that all Participant’s are treated uniformly. If there is any inconsistency between such rules and any provision above, the above provisions shall be disregarded.

8.6 Valuation of Assets. The assets of the Trust Fund shall be valued at fair market value as of each Valuation Date.

SECTION 9

VESTED PORTION OF ACCOUNTS

9.1 Accounts other than Company Contribution Account. A Participant shall at all times be 100% vested in each of the following Accounts maintained on his behalf under the Plan:

(a)	Elective Deferral Account,

(b)	After-Tax Account, and

(c)	Rollover Contribution Account.

9.2 Company Contribution Accounts.

(a)	All Company Contributions made to a Participant’s Company Contribution Account before July 1, 2004, and all Company Contributions made to a Participant’s Company Contribution Account with respect to his employment with PDSE, shall at all times be 100% vested and nonforfeitable.

(b)	All Company Contributions made on or after July 1, 2004 to a Participant’s Company Contribution Account with respect to his employment with an Employer other than PDSE shall become vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3	100%

All of an Employee’s Years of Service, including Service with a Predecessor Employer, are counted to determine the Employee’s vested percentage in his Company Contribution Accounts.

9.3 Normal Retirement, Disability, and Death Exception. Notwithstanding Section 9.2, if, while an employee of an Employer or a member of the Controlled Group, a Participant attains Normal Retirement Age, dies, or becomes Disabled, he shall be immediately 100% vested in his Company Contribution Account.

9.4 Forfeitures.

(a)	If a Participant terminates Service and receives payment of the balance of his vested Accounts, the nonvested portion, if any, of the Participant’s Company Contribution Account will be forfeited.

(b)	If the balance of the Participant’s vested Accounts (specifically including the Participant’s Elective Deferral Account) upon termination of Service is zero, the Participant will be deemed to have received payment of such Accounts.

(c)	If a Participant who receives an actual distribution of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service following the date of such distribution, the Participant’s Accounts will be restored to the amount on the date of the distribution if the Participant repays the full amount of the distribution within five years of reemployment.

(d)	If a Participant who is deemed to have received payment of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service, the Participant’s Accounts will be restored to the amount on the date of the deemed distribution.

(e)	If a Participant neither receives payment (nor is deemed to receive payment) of the balance of his vested Accounts upon separation from Service, the non-vested portion of his Accounts will be forfeited as of the first Valuation Date after the Participant incurs five consecutive one-year Breaks in Service following the date of his termination. If the Participant thereafter resumes employment covered under the Plan, any additional Company Contributions made on his behalf shall be placed in a separate post-break Account, and his vested percentage in such Account will be determined in accordance with Section 9.2. Both pre-break and post-break Account balances will continue to share in the earnings and losses of the Trust Fund.

(f)	Amounts forfeited shall be applied, in the Employer’s discretion, to pay the Plan’s administration expenses or to reduce Company Contributions.

SECTION 10

DISTRIBUTION OF ACCOUNTS UPON

SEVERANCE FROM EMPLOYMENT

10.1 Distribution Requirements. Accounts shall not be distributed earlier than upon the Participant’s severance from employment (as determined in accordance with section 401(k)(2)(B) of the Code and the applicable Treasury Regulations), except as specifically provided under Section 10.9 and Section 12.

10.2 Severance From Employment Payment. A Participant who severs employment with the Employer and all members of the Controlled Group shall be entitled to distribution of an amount equal to the vested percentage of his Accounts, determined as of the Valuation Date coincident with, or next following, the date of his severance from employment. Such amount shall be paid to the Participant in the manner described in Section 10.3. A Participant who transfers from an Employer to another Employer or Controlled Group member shall not be considered to have severed employment by reason of such transfer.

10.3 Methods and Forms of Distribution.

(a)	Distribution shall be made either in a single sum payment, partial withdrawals or monthly installment payments not exceeding the Participant’s life expectancy (or, if payments are commencing at the required beginning date as described in Section 10.8, the joint life expectancies of the Participant and Beneficiary).

(b)	Partial withdrawals made pursuant to (a) above, must be at least $500 in $100 increments, and can be made only once in any 90 day period. Partial withdrawals cannot be made during any period in which monthly installments are being paid to such Participant. At any point where the Participant’s Account value is less than $5,000, the entire remaining Account will be paid out in one lump sum in accordance with Section 10.4.

(c)	With respect to a Participant who elects monthly installments, the number of monthly installments shall be selected by the Participant and shall be: (i) at least twenty four (24), (ii) in increments of twelve (12); and (iii) last no longer than the Participant’s life expectancy (or, if payments are commencing at the required beginning date as described in Section 10.8, the joint life expectancies of the Participant and Beneficiary). The amount of each monthly installment shall be determined by dividing the balance of the Participant’s Account by the number of months selected by the Participant and shall be re-calculated at the end of every year by dividing the balance remaining in such Account by the number of months left in the period selected by the Participant. If monthly installments are stopped when a Participant has a balance of five thousand dollars ($5,000) or less, the Participant shall receive the entire value of his Accounts in one lump sum in accordance with Section 10.4. Distribution shall occur or commence no later than 60 days following the close of the Plan Year in which:

(i)	the Participant attains age 65, or

(ii)	the Participant terminates Service with the Employer.

10.4 Small Benefits. In the event that the sum of the Participant’s vested Account balances determined as of any Valuation Date coincident with or following the Participant’s severance from employment is not in excess of $5,000, the Participant shall receive a distribution of his entire vested interest as soon after such Valuation Date as the Committee shall determine to be practicable. For this purpose, the portion of the Participant’s Account that is attributable to Rollover Contributions shall be disregarded. In the event of a mandatory distribution not in excess of $5,000, but greater than $1,000 (the portion of the Participant’s Account balance attributable to Rollover Contributions (and earnings allocable thereto) shall not be disregarded for purposes of determining this $1,000 limit) in accordance with the provisions of this Section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 10.10 or to receive the distribution directly in accordance with this Section, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

10.5 Election to Defer Distribution.

(a)	If the sum of the Participant’s vested Account balances exceeds $5,000, the Participant must consent to any immediate distribution of such Accounts prior to his 65th birthday, subject to Section 10.9. The Participant’s consent shall be in writing on forms prescribed by the Committee. No less than 30 days and no more than 60 days before the date on which distribution is to be made, the Committee shall notify the Participant in writing of such right to defer distribution. Distribution may be made less than 30 days after such notice is given, provided that:

(i)	the notice clearly informs the Participant that he has a right to a period of 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(b)	Accounts maintained on behalf of a Participant who elects to defer payment of his Accounts will continue to share in investment earnings and losses of the Trust Fund, and such Participant’s rights and obligations with respect to his Accounts shall continue to be governed by the Plan. The amount available for distribution at any time shall be determined as of the Valuation Date coincident with or next following the date the Participant files a written application for distribution on forms prescribed by the Committee.

10.6 Benefits Payable Upon the Death of a Participant. If a Participant’s Service terminates on account of the Participant’s death, the value of the Participant’s Account, shall, subject to the provisions of this Section 10.6, be paid in a lump sum to the Participant’s surviving spouse, unless Spousal Consent has been presented. If the value of the Participant’s Account exceeds $5,000 and distribution is to be made to the Participant’s surviving spouse, then such surviving spouse may elect either: (a) to defer the lump sum payment until a date no more than five (5) years after the death of the Participant; or (b) if the election is made within five (5) years after the Participant’s death, the surviving spouse may elect to receive installment payments with the number of such payments not to exceed such surviving spouse’s life expectancy. If the surviving spouse makes an election in accordance with clause (b) hereof, such spouse may defer the commencement of such payments until a date no later than the date the Participant would have attained age seventy and one half (70 1/2). A non-spouse Beneficiary of a deceased Participant will receive a single sum distribution in the amount equal to the value of the Participant’s Accounts, as soon as practicable following the Participant’s death.

10.7 Proof of Death and Right of Beneficiary or Other Person. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive any amounts distributable under Section 10.6 as the Committee may deem proper, and the Committee’s determination of death and of the right of any Beneficiary to receive payments under the Plan shall be conclusive.

10.8 Required Distribution Date.

(a)	Precedence. The requirements of this Section 10.8 will take precedence over any inconsistent provisions of the Plan.

(b)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 10.8 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(c)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(d)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, subject to subparagraph (iv) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70  1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary or if there is no designated beneficiary as of the date of death, the Participant’s entire remaining interest will be distributed in a single sum as soon as practicable, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.8(d), other than Section 10.8(d)(i), will apply as if the surviving spouse were the Participant.

(iv)	Election to Allow 5 Year Rule for Surviving Spouses. Participants or spousal Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in this Section 10.8(d) and Section 10.8(g)(iii) hereof applies to distributions after the death of a Participant whose designated beneficiary is his or her surviving spouse. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under this Section 10.8(d) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor spousal beneficiary makes an election under this paragraph, distributions will be made in accordance with the remainder of this Section 10.8(d) and Section 10.8(g)(iii) hereof.

For purposes of this Section 10.8(d) and Section 10.8(g), unless Section 10.8(d)(iii) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 10.8(d)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.8(d)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.8(d)(i), the date distributions are considered to begin is the date distributions actually commence.

(e)	Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.8(f) and (g).

(f)	Amount of Required Minimum Distribution For Each Distribution Calendar Year During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)- 9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(g)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Spouse. If the Participant dies on or after the date distributions begin and the Participant’s surviving spouse is the designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s spouse, determined as follows:

a. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b. The remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.

(B)	No Designated Beneficiary or Non-Spouse Beneficiary. If the Participant dies on or after the date distributions begin and the designated beneficiary is someone other than his or her surviving spouse, or there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Spousal Designated Beneficiary. Except as provided in Section 10.8(d)(iv), if the Participant dies before the date distributions begin and the designated beneficiary is the Participant’s surviving spouse, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.8(g)(i).

(B)	No Designated Beneficiary or Non-Spouse Beneficiary. If the Participant dies before the date distributions begin and the designated beneficiary is not the Participant’s surviving spouse, or there is no designated beneficiary as of the date of death, the Participant’s entire remaining interest will be distributed in a single sum as soon as practicable, but in no event later than the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.8(d)(i), this Section will apply as if the surviving spouse were the Participant.

(h)	Definitions.

(i)	Designated beneficiary. The individual who is designated as the beneficiary under section 9.07 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)- 1, Q&A-4, of the Treasury regulations.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.8(d). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. Effective March 1, 2002, the Required Beginning Date of any Participant who is not a 5-percent Owner and who has not retired is April 1 of the calendar year following the later of the calendar year in which he attains 70% or the calendar year in which he retires. A Participant is treated as a 5- percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66% or any subsequent Plan Year.

10.9 Exceptions. Notwithstanding Section 10.1 a Participant’s Accounts may be distributed upon:

(i)	Termination of the Plan without the establishment of another defined contribution plan, (other than an employee stock ownership plan (as defined in section 4975(e) or section 409 of the Code) or a simplified employee pension plan as defined in section 408(k));

(ii)	The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

(iii)	The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary; or

(iv)	The hardship of the Participant as described in Section 12.

10.10 Direct Rollover of Eligible Rollover Distributions. Notwithstanding any other provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan in a direct rollover, provided that all such distributions to the distributee during the calendar year are reasonably expected total at least $200.

(a)	Definitions

(i)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the Code. An eligible rollover distribution shall not include any hardship withdrawal as defined in Code section 401(k)(2)(B)(i)(IV) which is attributable to the Participant’s elective contributions under Treasury Regulation section 1.401(k)-l(d)(2)(ii).

(ii)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a defined contribution plan described in section 401(a) of the Code, an annuity contract described in Code section 403(b), and an eligible plan under Code section 457(b) which is maintained by a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from the Plan, that accepts the distributee’s eligible rollover distribution. The portion of an eligible rollover distribution which consists of after-tax monies may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employees’ spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse of former spouse.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 11

PARTICIPANT LOANS

11.1 Eligibility for Loan. A Participant (including a Participant who has terminated Service) shall be eligible to borrow money from his Accounts in accordance with this Section. The Committee may also adopt such other rules and procedures as it deems advisable with respect to Participant loans authorized by this Section. In the event of a conflict between such rules and procedures and the terms of this Plan, the terms of the Plan shall govern. In determining whether to grant a loan under this Section, the Committee or its designee shall consider only those factors which would be considered in a normal commercial setting of an entity in the business of making loans, and shall act in accordance with uniform and non-discriminatory standards.

11.2	Amount and Frequency of Loan.

(a)	The minimum loan amount is $ 1,000.

(b)	The maximum amount a Participant may borrow when added to the outstanding balance (as determined under this paragraph) of all other loans to the Participant under qualified plans maintained by members of the Controlled Group which includes the Employer is limited to the lesser of (i) or (ii) as follows:

(i)	50% of the value of the Participant’s Account balance, determined as of the Valuation Date preceding the loan inception date; or

(ii)	$50,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the 1-year period ending on day before the loan inception date, over (B) the outstanding balance of loans from the Plan on the date the loan is made.

(c)	Only two loans may be outstanding at anytime.

(d)	There shall be no waiting period for a Participant to receive a new loan after the repayment of a prior loan.

11.3 Terms and Conditions. All loan agreements shall comply with the following terms and conditions:

(a)	An application for a loan by a Participant shall be made to the Committee or its designee, whose action thereon shall be final. A Participant may request a loan (other than a loan used to acquire a principal residence (a “Home Loan”) on a pre-approved basis. The Participant will not be required to fill out any forms in order to receive the loan. Federal Truth in Lending information will be printed on the back of the Participant’s loan check and the Participant’s signature endorsing such check shall signify their agreement to the terms of the loan. However, a Participant will continue to be required to fill out a loan application, and furnish any requested backup documentation, as determined by the Committee, in connection with a request for a Home Loan.

(b)	Loans must be adequately secured and bear a reasonable rate of interest.

(c)	Each loan shall by its terms require that repayment be made in equal or substantially equal payments of principal and interest, not less frequently than quarterly, over a period not extending beyond five years from the inception date of the loan, or thirty years from such date if the loan proceeds are used to acquire or construct a dwelling unit which within a reasonable time (determined at the inception of the loan) will be used as the principal residence of the Participant. Loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code.

(d)	While the Participant is employed by the Employer or a member of the Controlled Group, each loan shall by its terms require repayment by payroll deduction in amounts sufficient to recover the loan amount and interest in full over the agreed repayment period.

(e)	A loan shall be treated as a direct investment by the borrower. Notwithstanding any other provision of this Plan, the Participant shall not share in the income of the Plan’s assets with respect to amounts borrowed but not yet repaid. As repayments are made they will be credited to the Participant’s Account according to his current investment election and the balance of the loan shall be reduced accordingly.

(f)	If any loan granted to a Participant pursuant to this Section 11 is not repaid on the dates required under this Section 11.3, the Committee may, without prior notice to the Participant, direct the Trustee to sell, redeem or otherwise dispose of such collateral as the Participant has given for the loan and apply the proceeds thereof to the repayment of the loan. A sale, redemption or disposal of a Participant’s Accounts pursuant to this paragraph will be treated as any other distribution under the Plan and will be subject to any applicable penalties, including any suspension of contributions under the Plan.

11.4 Other Rules and Procedures. The Committee shall make loans available to all Participants under the Plan on a reasonably equivalent basis. Loans shall not be made available to Participants who are Highly Compensated Employees in amounts greater than amounts available to other Participants.

SECTION 12

WITHDRAWALS WHILE STILL EMPLOYED

12.1 Withdrawal by Participant After the Attainment of Age 59 1/2. Upon attaining age 59 1/2, a Participant may make a withdrawal from his Accounts prior to his severance from employment.

12.2 Hardship Withdrawals. Amounts in a Participant’s Elective Deferral Account, including earnings thereon as of March 31, 1989, may be withdrawn by the Participant in the event of an immediate and heavy financial need described in Section 12.3 and 12.4.

12.3 Immediate and Heavy Financial Need. The Committee may, in its discretion, adopt either or both of the procedures described in Sections 12.4(a) and (b) to assist it in determining whether a withdrawal is necessary to satisfy an immediate and heavy financial need. The following are examples of financial needs considered immediate and heavy:

(a)	expenses incurred or necessary to obtain medical care, described in section 213(d) of the Code, of the Participant, the Participant’s spouse, or the Participant’s dependents (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)),

(b)	the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition and related educational fees for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or the Participant’s dependents (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));

(d)	the need to prevent eviction from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(e)	burial or funeral expenses for the Participant’s deceased parent, spouse or dependent (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)); or

(f)	expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

12.4 Distribution Necessary to Satisfy Financial Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the requirements of either (a) or (b) is satisfied:

(a)	(i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii)	The Participant is prohibited under the terms of this Plan from making Elective Deferral Contributions, and, under the terms of a legally enforceable agreement, from making elective or employee contributions under any other qualified or nonqualified plan of deferred compensation maintained by any member of the Controlled Group which includes the Employer, for a period of twelve months after the receipt of the hardship distribution;

(iii)	The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

(iv)	The Participant’s Elective Deferral dollar limit under the Plan for the calendar year immediately following the calendar year of the hardship distribution is reduced by an amount equal to such Participant’s Elective Deferral Contributions for the calendar year of the hardship distribution.

(b)	The Committee has relied upon the Participant’s representation that such need cannot be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of the Participant’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(iii)	by cessation of Elective Deferral Contributions and After-Tax Contributions under the Plan; or

(iv)	by other distributions (including distribution of cash dividends paid on shares of Qualifying Employer Securities held in the ESOP pursuant to Section 5.3 of the Plan) or nontaxable (at the time of the loan) loans from Plans maintained by the Employer, or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

12.5 Payment. To make a financial hardship withdrawal, a Participant shall deliver a written application for withdrawal to the Committee or its designee, whose action thereon shall be final. The amounts available for withdrawal at any time shall be determined as of the Valuation Date preceding the date of withdrawal.

12.6 Withdrawal of After-Tax Contributions. After-Tax Contributions may be withdrawn at any time without Plan penalties.

12.7 Rollover Contribution Account. Rollover Contributions credited to a Participant’s Rollover Contribution Account may be withdrawn at any time provided that the Participant has not made a pervious withdrawal from his Rollover Contribution Account during the previous 24 months.

SECTION 13

TRUST FUND

13.1 Trustee. The Committee shall maintain a Trust Fund in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such agreement, except that in the event of a conflict between the terms of the Plan and the terms of the Trust Agreement, the terms of the Plan shall control. The Committee may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee or Trustees. The Trustee has exclusive responsibility for the control and management of the Trust Fund, subject to Section 8.4, and further provided that the Committee may appoint an investment adviser (which may be any person, persons, or organization registered under the Investment Advisers Act of 1940) to direct the Trustee with respect to investments. If an investment adviser is appointed, the Trustee is released from any obligation or liability for the management, investment, or control of the assets for which the appointment is made. Each investment adviser shall acknowledge that he is a fiduciary under the Plan in writing delivered to the Committee and the Trustee.

13.2 Fund to be for the Exclusive Benefit of Participants. The contributions to the Trust Fund shall be for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and no part of the Trust Fund shall revert to the Employer, except as follows:

(a)	If a contribution is made to the Trust Fund by the Employer under mistake of fact, such contribution shall be returned within one year after its payment.

(b)	If any part or all of a contribution is disallowed as a deduction under section 404 of the Code with respect to the Employer, then to the extent of such disallowance it may be returned to the Employer within one year after the disallowance.

13.3 Non-Alienation. No benefit payable at any time under the Plan shall be made subject to the debts or liabilities of a Participant or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. The preceding shall also apply to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 2.31. The non-alienation provisions of this Section shall also not apply to an order or requirement to pay which arises under a judgment, order, decree or settlement arising from certain crimes or violations of ERISA, provided the judgment, order, decree or settlement agreement expressly provides for an offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s plan benefits.

13.4 Expenses. The costs and expenses of administering the Plan and the Trust shall be paid from the Trust, unless they are paid by an Employer or from forfeitures, pursuant to Section 9.4.

SECTION 14

ADMINISTRATION

14.1 Committee. There is hereby created an Administration and Investment Committee (the “Committee” or “Administration Committee”) which shall consist of the Chief Financial Officer of Praxair, Inc. (or his/her designee whom he/she has appointed in writing) and not less than two (2) additional members who are appointed by, and serve at the pleasure of, the Board of Directors of PDI (the “Board”). The Board may, at any time, fill vacancies or require the resignation of one or more of the members of the Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members shall act as the Committee until the Board fills such vacancy or vacancies. No person shall be ineligible to be a member of a Committee because he/she is, was or may become entitled to benefits under the Plan or because he/she is a director and/or officer of an Employer or member of the Controlled Group or a Trustee; provided, that no Participant who is a member of the Committee shall participate in any determination by the Committee specifically relating to the disposition of his own Accounts (including any determination with respect to a hardship withdrawal or a loan).

14.2 Limitation of Liability. Except as otherwise provided by law, no person who is a member of the Committee, or any employee, director or officer of any Employer or member of the Controlled Group, may incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan.

14.3 Indemnification. PDI shall indemnify and save harmless each member of the Committee, and each employee, director or officer of any Employer or member of the Controlled Group, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan.

14.4 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such members. All expenses reasonably incurred by the Committee shall be treated as an expense of the Trust Fund of the Plan unless paid by the Company. The members of the Committee shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which event the Company shall pay the premium thereon.

14.5 Voting, Chairmen, Subcommittees. If there are fewer than five members of the Committee at any time, the Committee may do any act which the Plan authorizes or requires the Committee to do only upon the unanimous consent of the members of the Committee eligible to vote on such act. If there are five or more members of the Committee at any time, a majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do. The action of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members at the time in office. Where action is taken by members of the Committee by conference telephone or similar communications equipment, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary shall maintain minutes reflecting Committee meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by conference telephone or similar communications equipment, to be included in the minutes of the Committee. Any member who dissents from an action taken by the Committee may have such dissent recorded in the minutes, along with the reasons therefor. The Secretary shall distribute the minutes to the members of the Committee as soon as practicable after a Committee meeting or after Committee action taken without a meeting.

14.6 Payment of Benefits. The Committee, through its designee, the Human Resources Department of the Company, shall advise the Trustees in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustees to pay such benefits. The Committee shall be authorized to give to any party such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

14.7 Powers and Authority; Action Conclusive. Except as otherwise expressly provided in the Plan or in any trust agreement relating to the Plan, or by the Board of Directors of the Company, the Committee shall have such powers as may be necessary to discharge its duties under the Plan, including:

(a)	The Committee shall be responsible for the administration of the Plan.

(b)	The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

(c)	The Committee may delegate to one or more of its members or any other person (a “Designee”) the right to act on its behalf in any matter connected with the administration of the Plan.

(d)	Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

(i)	Interpret and construe the Plan, to determine all questions with regard to employment, eligibility, service, credited service, annual compensation, and such other factual matters as dates of birth, retirement and other similarly related matters for purposes of the Plan. The Committee’s or its Designee’s determination of all questions arising under the Plan shall be conclusive upon all Participants (except to the extent that a determination relating to a Participant’s benefits may be appealed in accordance with the terms of the Plan), the Board of Directors, the Company, the Trustee, and other interested parties;

(ii)	Determine all questions and hear all appeals relating to the administration of the Plan (A) when disputes arise between the Plan and a Participant or his/her Beneficiary, spouse or legal representatives, and (B) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan;

(iii)	Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of any trust established relating to the Plan as required for tax purposes;

(iv)	Modify or amend the Plan, provided the annual cost of such modification or amendment does not exceed $2,000,000;

(v)	Prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

(vi)	Prepare and distribute to Participants and their Beneficiaries information explaining the Plan;

(vii)	Appoint from their number such sub-committees with such powers as they shall determine, and to authorize one or more of their number to exercise any of the Committee’s powers, ministerial or discretionary, necessary to carry out the provisions of the Plan;

(viii)	Appoint or terminate the engagement of any Trustee for the Plan;

(ix)	Instruct the Trustee to make disbursements pursuant to the Plan;

(x)	Receive and review reports of disbursements from the Trust Fund made by the Trustees;

(xi)	Establish investment policies and related guidelines;

(xii)	Appoint or terminate the engagement of an independent investment manager or managers and such other professional advisor or advisors as it may deem necessary or desirable;

(xiii)	Monitor the performance of each Trustee and any investment manager for the assets of the Plan, and make regular reports to the Board regarding the same. In order to accomplish this, the Committee shall meet at least annually with each Trustee and with any investment manager, at which time the Committee shall request each Trustee or investment manager to present a full report on the financial position of the Plan assets under the control of such Trustee or investment manager;

(xiv)	Change the investment options available under the Plan;

(xv)	Appoint or employ persons to assist in the administration of the Plan including, without limitation, counsel, an accountant, other agents and clerical services as they may require in carrying out the provisions of the Plan and applicable law;

(xvi)	Receive and review the periodic audit of the Plan made by a Certified Public Accountant where mandated by ERISA; and

(xvii)	In addition to any other powers granted in the Plan to the Committee, the Committee shall have discretionary authority to determine whether and to what extent Participants and Beneficiaries are entitled to benefits, and to construe disputed or doubtful Plan terms. The Committee shall be deemed to have properly exercised such authority unless they have abused their discretion under the Plan by acting arbitrarily and capriciously.

The Committee may request the Board of Directors of the Company to review any matter or policy issue the Committee deems appropriate.

With respect to the powers enumerated in subsections (iii), (v), (vi), and (ix), and with respect to making all initial determinations of benefit eligibility under the Plan, the Committee has designated the Human Resources Department of the Company to act on its behalf.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Plan and any trust established relating to the Plan.

Other than by making formal amendments to the Plan, the Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan.

14.8 Standard of Care. The members of the Committee shall discharge their duties solely in the interests of Participants and their beneficiaries and (a) for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan and (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

14.9 Counsel and Agents. The Committee may employ such counsel, including legal counsel, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense of the Trust Fund unless paid by an Employer. Unless otherwise provided by law, any person so employed by a Committee may be legal or other counsel to an Employer, a Subsidiary, a member of a Committee or an officer or member of the Board of Directors of an Employer or a Subsidiary.

14.10 Reliance on Information. The members of the Committee and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions, and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Committee, and the members of the Committee and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

14.11 Fiduciaries. (a) The named fiduciaries under the Plan shall be the members of the Committee who shall be named fiduciaries with respect to control or management of the assets of the Plan, and who shall have authority to control or manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Trustee for which Participants have been designated as Named Fiduciaries.

(b)	The members of the Committee shall together establish and carry out, or cause to be provided by those persons (including without limitation, any investment manager, trustee or insurance company) to whom responsibility or authority therefor has been allocated or delegated in accordance with this Plan or the Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, the Committee shall, at a meeting duly called for the purpose, establish a funding policy and method which satisfies the requirements of ERISA, and shall meet annually at a stated time of the year to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefor shall be recorded in the minutes of the meetings of the Committee.

(c)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(d)	Any named fiduciary under the Plan may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(e)	The Committee, or such of them to whom such power shall be allocated, may appoint an investment manager or managers, as defined in section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

(f)	Except to the extent otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such named fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

14.12 Plan Administrator. The Company shall be the administrator of the Plan, as defined in section 3(16)(A) of ERISA.

SECTION 15

APPLICATION FOR BENEFITS

15.1 Application for Benefits. Each person eligible for a benefit under the Plan shall apply for such benefit in advance of the date on which benefits are to be paid by signing an application form to be furnished by the Committee or in such other manner as may be determined by the Committee from time to time. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as necessary. If a Participant or Beneficiary makes a false statement material to a claim for benefits, the Committee shall have the right to recover for the Employer or Fund any payments made in reliance on such false statements.

15.2	Appeals from Denial of Claims.

(a)	If a claim for benefits under this Plan is wholly or partially denied, the claimant shall, within 90 days after receipt of the claim by the Plan (or up to 180 days if special circumstances so require), be provided with a notice setting forth the specific reason or reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, an explanation of the Plan’s claim review procedure and a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination. Within 60 days after notification of a denial of benefits, such claimant may, upon written application, appeal such denial to the Committee for a review. Such claimant (or his duly authorized representative) may submit written comments, documents and records, and other information relating to the claim for benefits and, shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the benefit claim. The review on appeal will consider all comments, documents, records, and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(b)	Within 60 days of receipt of such written application for review, the Committee shall make a decision in writing, and, in the event of an adverse benefit determination, the written decision shall include (a) the specific reasons for the decision, (b) references to the specific Plan provisions on which the benefit determination is based, (c) a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim, and (d) a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a). Under special circumstances the Committee may extend the time for processing such a review, but a decision shall be rendered not later than 120 days after receipt of the request for review.

(c)	In the event that government regulations shall impose a different standard for review, such required standard shall be followed in lieu of the above.

15.3 Facility of Distribution. If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident or any other reason, any distributions due may, unless a claim shall have been made therefore by a duly appointed guardian, conservator, or other legal representative, be made at the direction of the Committee to the spouse, child, parent or other blood relative or to any person deemed by him to have incurred expenses for such Participant or Beneficiary, entitled to distributions under the Plan, and such distribution so made shall be a complete discharge of the liabilities of the Plan therefore.

SECTION 16

AMENDMENTS AND TERMINATION

16.1 Amendments. The Board reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable, including but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any account balances. No Employer may adopt alternative provisions as to itself or its Employees. In addition, the Committee may amend the Plan to the extent the annual cost to the Employer of such amendment does not exceed $2,000,000. Notwithstanding any provision of the Plan to the contrary, amendments to Appendix A or Appendix B may be made by any authorized officer or representative of Praxair and shall not require the approval of the Board or the Committee.

16.2 Form of Amendment. Any such amendment shall be made by a resolution of the Board, or by an instrument in writing, signed by a duly authorized member or members of the Committee, as the case may be.

16.3 Limitations on Amendments. The provisions of this section are subject to and limited by the following restrictions:

(a)	No amendment of this Plan shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held under the Trust Fund under the terms hereof, or to permit corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of persons who are at any time on or after the date thereof Participants or Beneficiaries.

(b)	No amendment shall operate either directly or indirectly to deprive any Participant of a right to his Accounts which are vested or, except to the extent permitted under section 411(d)(6) and regulations thereunder, eliminate an optional form of benefit under the Plan with respect to contributions and earnings attributable to a Participant’s Service as of the later of the date such amendment is adopted or the date it becomes effective.

16.4 Termination of the Plan. The Employer further reserves the right to terminate the Plan at any time. Upon complete or partial termination of the Plan, or in the event of complete discontinuance of contributions, the rights of all affected Participants to benefits accrued to the date of said termination or discontinuance shall be nonforfeitable. Upon termination of the Plan, the Participant’s accounts may be transferred to another defined contribution plan within the same Controlled Group which includes the Employer, or immediately distributed to the Participant notwithstanding any provision of this Plan to the contrary.

16.5 Merger or Consolidation. No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan shall occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger (if the plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

SECTION 17

PARTICIPATING COMPANIES

17.1 Single Employer Plan. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single employer plan with respect to each Controlled Group of Employers. Each Employer’s contributions (including forfeitures) shall be available to pay benefits only for the Participants that are employed by that Employer or a member of that Employer’s Controlled Group.

SECTION 18

MISCELLANEOUS

18.1 Interpretation of Plan. To the extent not preempted by ERISA or other federal law, the provisions and validity and construction of this Plan shall be subject to and governed by the laws of the State of Connecticut.

18.2 Notice of Address. Each person entitled to benefits under the Plan must file with the Committee, in writing, his mailing address and each change of mailing address. Any communication, statement or notice addressed to such person at such address shall be deemed sufficient for all purposes of the Plan, and there shall be no obligation on the part of the Employer, the Committee or the Trustee to search for or to ascertain the location of such person.

18.3 Rights of Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service or to interfere with the Employee’s right to terminate service at any time.

18.4 Gender and Number. Wherever used herein, masculine terminology shall also include the feminine, where applicable, and the singular shall include the plural, unless the context clearly indicates otherwise.

18.5 Qualified Military Service. This Section 18.5 shall be effective on and after January 1, 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

SECTION 19

TOP HEAVY PROVISIONS

19.1 Top Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, if for any Plan Year the Plan is determined to be a Top Heavy Plan, a Participant who is not a Key Employee shall be entitled to the top heavy minimum contribution, as set forth in Section 19.4.

19.2 Definitions. For purposes of this Section 19, the following terms shall have the respective meanings set forth below:

(a)	“Aggregation Group” means either, a Required Aggregation Group (as defined in Subsection 19.2(g)) or a Permissive Aggregation Group (as defined in Subsection 19.2(f)).

(b)	“Benefit Plan” means any defined benefit plan or any defined contribution plan maintained by the Employer within the Testing Period.

(c)	“Determination Date” means, with respect to any plan year, (i) the last day of the immediately preceding plan year, or (ii) in the case of the first plan year of a plan, the last day of such plan year.

(d)	“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	“Non-Key Employee” means those individuals who are not Key Employees, as described in section 416(i)(2) of the Code.

(f)	“Permissive Aggregation Group” means a Required Aggregation Group (as defined in Section 19.2(g) plus any or all other Benefit Plan or Plans which is or are not required to be included in the Required Aggregation Group, provided that such Permissive Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such Benefit Plan or Plans being taken into account.

(g)	“Required Aggregation Group” means (i) each Benefit Plan in which a Key Employee is a participant at any time during the Testing Period, and (ii) each other Benefit Plan which enables any Benefit Plan described in the immediately preceding clause (i) to meet the requirements of section 401(a)(4) or 410 of the Code.

(h)	“Testing Period” means the plan year containing the Determination Date and the four preceding plan years.

(i)	“Top Heavy Group” means, with respect to any plan year, an Aggregation Group if, as of the Determination Date with respect to such plan year, (i) the sum of (A) the present value of the cumulative accrued benefits as of the most recent date which is within a 12- month period ending on such Determination Date that is used for computing defined benefit plan costs for minimum funding) for Key Employees under all defined benefit plans included in such Aggregation Group, and (B) the aggregate of the accounts (determined, in accordance with Section 19.2(j) for Key Employees under all defined contributions plans included in such Aggregation Group, exceeds (ii) 60% of a similar sum determined for Key Employees and Non-Key Employees. When two or more plans constitute an Aggregation Group, the present value of accrued benefits and aggregate of accounts will be determined separately for each plan as of each plan’s Determination Date. The plans will then be aggregated by adding together the results for each plan as of the Determination Dates that fall within the same calendar year. If any employee is not a Key Employee with respect to any Benefit Plan for any plan year, but such employee was a Key Employee with respect to such Benefit Plan for any prior plan year, any accrued benefit for such employee and any account of such employee shall not be taken into account for purposes of the foregoing determination. In determining the present value of the cumulative accrued benefit or aggregate of account of any employee under each Benefit Plan, such present value or aggregate of account shall be increased by the aggregate distributions with respect to such employee under the Benefit Plan during the Testing Period unless such amount was distributed after the Valuation Date and is already included as part of the accrued benefit or account. If any individual has not performed service for the Employer at any time during the Testing Period, any accrued benefit or account for such individual under such plan shall not be taken into account.

(j)	The amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

19.3 Determination of Top Heavy Plan. The Plan shall be a Top Heavy Plan for any Plan Year in which the Plan is included in the Required Aggregation Group (as defined in Section 19.2(g)) and the Top Heavy Group (as defined in Section 19.2(i)).

19.4 Top Heavy Contribution Requirement. If for any Plan Year, the Plan is determined to be a Top Heavy Plan, Company Contributions allocated for a Plan Year on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3% of such

Participant’s Compensation or, unless this Plan enables a defined benefit plan included in the Required Aggregation Group to meet section 401(a)(4) or 410 of the Code, the largest percentage of the sum of all Company Contributions, allocated on behalf of any Key Employee for that year. To the extent Company Contributions are less than the required contribution, additional Company Contributions shall be made. This Subsection 18.4 shall not apply to any individual who was not employed by a member of the Controlled Group which includes the Employer on the last day of the Plan Year.

PRAXAIR DISTRIBUTION, INC.

By:	/S/ [ILLEGIBLE]

APPENDIX A

EMPLOYERS1

Praxair Distribution, Inc.

Praxair Distribution Southeast, LLC (“PDSE”)

Westair Cryogenics Company

Westair Cryogenics Holding Company

Westair Gas & Equipment, L.P.,

[1]	Praxair, Inc. and its subsidiaries and Praxair Healthcare Services, Inc. and its subsidiaries may be participating Employers, but only to the extent provided in Section 3.3.

APPENDIX B

PREDECESSOR EMPLOYERS

Effective Date
Parry Corporation	01-01-1997
Arizona Welding and Equipment Co.	01-01-1997
Northern Cryogenic and Welding Supply Co.	01-01-1997
Valley Welding Supply Co. (corporation merged into Arizona Welding and Equipment Co. 12/31/1995)	01-01-1997
General Welding Supply Co.	07-01-1996
Coulter Welding Supply Co.	01-01-1996
Bob Smith Corporation	10-01-1996
Wilson Welding Oxygen & Supply Co.	11-01-1996
Columbus Welding Equipment Co., Inc.	11-01-1996
Welder and Industrial Service Co.	11-22-1996
Valley Welding Supply Co.	06-02-1997
(corporation merged into Praxair Distribution, Inc. as of June 2, 1997)
Jay-Ox, Inc.	02-01-1996
Albany Calcium Light Company, Inc.	01-01-1997
Liquid Carbonic Industries, Inc.	01-01-1997
Aeriform Corporation	07-08-1997
Amarillo Helium, Inc.	09-01-1997
Four-R-Industrial Supply, Inc.	09-01-1997
Helter’s Carbonic, Inc.	10-01-1997
Keystone Metal Welding Supply, Inc.	10-01-1997
Bushman Welding Supply, Inc.	09-01-1997
Liquidtech, Inc.	12-01-1997
Whitmore Oxygen Company	04-01-1998
Gas Tech, Incorporated	01-01-1999
Respiratory Management Services, Inc.	01-01-2002

FIRST AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan (Amended and Restated Effective January 1, 2006) (the “Plan”), is hereby amended as follows, effective as of March 31, 2007:

1. Section 2.32 of the Plan is hereby amended in its entirety to read as follows:

“2.32 “Qualifying Employer Security(ies)” means common stock of Praxair, Inc. and shall consist only of “qualifying employer securities,” as defined in section 4975(e)(8) of the Code. “Discounted Qualifying Employer Securities” means Qualifying Employer Securities purchased at a discount in accordance within the terms of the Plan. Notwithstanding any provision in the Plan to the contrary, effective as of March 31, 2007, Discounted Qualifying Employer Securities ceased to be available under the Plan. All references herein to Qualified Employer Securities shall, prior to March 31, 2007, also include Discounted Qualifying Employer Securities.”

2. Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“5.1 ESOP Defined. “ESOP” means the portion of the Plan that is intended to be a stock bonus plan as defined in Treasury Regulation section 1.401-l(b)(l)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409, and 4975(e)(7) of the Code. The ESOP shall consist of (a) a portion of the Praxair Common Stock Fund and (b) prior to March 31, 2007, a portion of the Praxair Discounted Stock Fund so designated. The ESOP is intended to be invested primarily in Qualifying Employer Securities.”

3. Section 8.1 of the Plan is hereby amended in its entirety to read as follows:

“8.1 Investment of Accounts. Each Participant shall have the right to direct the investment of his own Accounts in and among the separate investment funds within the Trust Fund in accordance with the provisions of this Section 8. There shall be at least five such investment funds selected from time to time by the Committee at its discretion. Each designated investment fund may receive from 0% to 100%, in increments of 1%, of the amounts in the Participant’s Accounts, including future contributions.

In addition to such other investment options as are designated by the Committee, the investment options under the Plan may, subject to Section 8.4, include a Praxair Common Stock Fund which invests in common stock of the Praxair and certain short-term instruments. Subject to the provisions of Section 5.3, cash dividends on shares of Qualifying Employer Securities held in the Praxair Common Stock Fund shall be reinvested in Qualifying Employer Securities at a 5% discount.

Subject to the provisions of Section 5.7, in the event of a tender or exchange offer with respect to any common stock of Praxair held in the Praxair Common Stock Fund, the Fund may acquire other securities issued by Praxair, in exchange for, or in connection with, such Praxair common stock.

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Notwithstanding any provision of the Plan to the contrary, the Discounted Company Stock Fund was eliminated effective as of close of business on March 30, 2007 and, at that time, all amounts then invested in such Discounted Company Stock Fund were transferred to the Company Stock Fund.”

4. Section 8.4 of the Plan is hereby amended in its entirety to read as follows:

“8.4 Discontinuance of Investment Funds. The Committee shall have the right to establish or discontinue investment funds (including the Praxair Common Stock Fund) from time to time.”

PRAXAIR DISTRIBUTION, INC.

By:
Date:	4/27/07

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SECOND AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan (Amended and Restated Effective January 1, 2006) (the “Plan”), is hereby amended as follows, effective as of dates set forth below:

1.	Section 1 of the Plan is hereby amended, effective as of August 1, 2007, by the addition of the following sentence at the end thereof:

“Effective as of August 1, 2007, the Mittler Supply, Inc. Profit Sharing & 401(k) Plan and the Mittler Supply, Inc. Union 401(k) Plan were both merged with and into the Plan.”

2.	Section 1 of the Plan is further amended, effective as of December 1, 2007, by the addition of the following sentence at the end thereof:

“Effective as of December 1, 2007, the Rite-Weld Supply, Inc. 401K Plan was merged with and into the Plan.”

3.	Section 2.1 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“2.1 “Accounts” means each Participant’s Elective Deferral Account, After-Tax Contribution Account, Matching Contribution Account, Company Contribution Account, and/or Rollover Contribution Account.”

4.	Section 2.4 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“2.4 “Average Contribution Percentage” or “ACP” means, for the specified group of Participants, the average of the ratios (calculated separately for each Participant in such group) of (a) Matching Contributions plus After-Tax Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (b) the Participant’s Compensation for the Plan Year.”

5.	Section 2.11 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“(f) “Matching Contribution” means a contribution made pursuant to Section 4.8.

(g) “Employer Contributions” means Company Contributions and Matching Contributions.”

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6.	Section 2.18 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“2.18 “Excess Contributions” shall mean, with respect to any Plan Year, the excess of: (a) the aggregate amount of Matching Contributions and After-Tax Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amount permitted by the ACP test (determined for each Highly Compensated Employee by reducing Matching Contribution and After-Tax Contributions made on behalf of Highly Compensated Employees in order of their ACPs beginning with the highest of such percentages).”

7.	Section 2.42 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“Notwithstanding any provision of the Plan to the contrary, solely for purposes of determining the Matching Contribution vested percentage under Section 9.2(c) of any Participant who was a participant in the Mittler Supply, Inc. Union 401(k) Plan on June 30, 2007, such Participant’s Years of Service shall include his or her Years of Service determined under this Section (including his service completed with Mittler Supply, Inc., as a Predecessor Employer), plus one additional year.”

8.	Section 3.2 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“(f) Notwithstanding the forgoing, any Participant who is a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union 364, shall not be eligible to receive Company Contributions.”

9.	Section 4.3 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“Matching Contributions related to Excess Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited at the time the Excess Deferral is disposed of and used to reduce Employer Contributions by the end of the next Plan Year.”

10.	Section 4.6 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“No Matching Contributions will be made with respect to any Catch-Up Contributions made to the Plan.”

11.	Section 4 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of a new Section 4.8 at the end thereof:

“4.8 Matching Contributions. The Employer shall contribute on behalf of each Participant who is a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union 364, at the end of each payroll period, an amount equal to 50% of the Participant’s aggregate Elective Deferral Contributions and After-Tax Contributions under Sections 4.1 and 4.5 up to a maximum of the first 3% of Applicable Contribution Pay for the payroll period, plus an additional 10% of such Participant’s aggregate Elective Deferral Contributions and After-Tax Contributions on up to a maximum of the next 3% of Applicable Contribution Pay for the

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payroll period. Elective deferrals and After-Tax Contributions exceeding 6% of such Participant’s Applicable Contribution Pay in the aggregate for a payroll period shall not receive Matching Contributions. The Matching Contribution for each payroll period shall be credited to each Participant’s Matching Contribution Account entirely in cash to be invested in the available investment funds under the Plan in accordance with the Participant’s direction pursuant to Section 8. Notwithstanding the foregoing, Matching Contributions will be suspended for six months for any Participant who takes a hardship withdrawal under Section 12.2. Any Participant who is not a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union 364 shall not be eligible to receive Matching Contributions.”

12.	Section 6.2 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“6.2	Distribution or Recharacterization of Excess Elective Deferral Contributions.

(a)	Notwithstanding any other provision of this Plan, Excess Deferral Contributions, plus any income and minus any loss allocable thereto, shall either be recharacterized as After-Tax Contributions on or before the 15th day of the third month after the end of the Plan Year, or distributed no later than the last day of the immediately following Plan Year. This recharacterization or distribution shall apply to the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferral Contributions until one of the ADP tests is satisfied, or until such Participant’s dollar amount of Elective Deferral Contributions equals the dollar amount of Elective Deferral Contributions of the Highly Compensated Employee having the next highest dollar amount of Elective Deferral Contributions. This process shall continue until one of the ADP tests is satisfied. Recharacterization of Excess Deferral Contributions shall not be permitted to the extent recharacterizing such amounts as After-Tax Contributions would cause any legal or Plan limit to be violated. Distributions or Recharacterization shall be made first from Elective Deferral Contributions which were not subject to Matching Contributions, and then from Elective Deferral Contributions which were subject to Matching Contributions. In the event a Highly Compensated Employee is an eligible employee in more than one 401(k) plan sponsored by any Controlled Group member, any recharacterization or distribution made under this section shall be made in accordance with section 1.401(k)-2(b)(2)(iii)(B) of the Treasury Regulations.

(b)	Matching Contributions related to Excess Elective Deferral Contributions which are distributed, plus any income and minus and loss allocable thereto, shall be forfeited at the time the Excess Elective Deferral Contribution is distributed.

(c)

The Plan may use any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the

3

Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.”

13.	Section 6.3(b)(vi) of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“(vi)	Distributions of Excess Contributions shall be made first from After-Tax Contributions which were not subject to a Matching Contribution, then from After-Tax Contributions which were subject to a Matching Contribution, and lastly from Matching Contributions.”

14.	Section 6.4 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“6.4	Distribution of Excess Contributions.

(a)	Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after the last day of the Plan Year in which such excess amounts arose. This forfeiture or distribution shall apply to the Highly Compensated Employee(s) with the highest dollar amount of After-Tax and Matching Contributions until one of the ACP tests is satisfied, or until such Participant’s dollar amount of After-Tax and Matching Contributions equals the dollar amount of After-Tax and Matching Contributions of the Highly Compensated Employee having the next highest dollar amount of After-Tax and Matching Contributions. This process shall continue until one of the ACP tests is satisfied. Distributions or forfeitures shall be made first from After-Tax Contributions which were not subject to Matching Contributions, and then from After-Tax Contributions which were subject to Matching Contributions, and finally from Matching Contributions. In the event a Highly Compensated Employee is an eligible employee in more than one 401(m) plan sponsored by any Controlled Group member, any forfeiture or distribution made under this section shall be made in accordance with section 1.401(m)-2(b)(2)(iii)(B) of the Treasury Regulations.

(i)	The Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided that such method does not violate section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.”

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15.	Section 7.1(c) of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“(c)	The maximum Annual Addition may be determined on the basis of a reasonable estimation of the Participant’s Compensation for the Plan Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Plan Year, the maximum Annual Addition for the Plan Year will be determined on the basis of the Participant’s actual Compensation for the Plan Year. If, as a result of a reasonable error in estimating Compensation or in determining the amount of Elective Deferral Contributions that may be made with respect to a Participant under the limitation of this Section, the excess will be disposed of as follows:

(i)	Any unmatched After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(ii)	If, after the application of paragraph (ii) above, an excess amount still exists, any unmatched Elective Deferral Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(iii)	If, after the application of paragraphs (i) and (ii) above, an excess amount still exists, any matched After-Tax Contributions, and the applicable Matching Contributions allocable to the Participant, to the extent they would reduce the excess amount, will be returned to the Participant;

(iv)	If, after the application of paragraphs (i)-(iiii) above, an excess amount still exists, any matched Elective Deferral Contributions and the applicable Matching Contributions allocable to the Participant shall be allocated and reallocated to other Participants in the Plan; and

(v)	If, after the application of paragraphs (i)-(v) above, an excess amount still exists, any Company Contributions allocable to the Participant shall be allocated and reallocated to other Participants in the Plan.

(vi)	However, if the allocation or reallocation of excess amounts would cause the limits of this Section 7.1 to be exceeded with respect to each Participant for the Plan Year, then these amounts will be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Plan Year (other than the Plan Year described in the preceding sentence), all amounts in the suspense account must be allocated and reallocated to Participants before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that Plan Year.

If a suspense account is in existence at any time during the Plan Year, investment income or loss may, but need not, be allocated to the suspense account. To the extent that income or loss of the Trust Fund is allocated to the suspense account, the entire amount applied in the Plan Year to reduce Employer Contributions, including such income or loss, will be considered Annual Additions for such Plan Year.”

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16.	Section 9.2 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“9.2	Company Contribution and Matching Contributions Accounts.

(a)	All Company Contributions made to a Participant’s Company Contribution Account before July 1, 2004, and all Company Contributions made to a Participant’s Company Contribution Account with respect to his employment with PDSE, shall at all times be 100% vested and nonforfeitable.

(b)	All Company Contributions made on or after July 1, 2004 to a Participant’s Company Contribution Account with respect to his employment with an Employer other than PDSE shall become vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3	100%

(c)	All Matching Contributions made to a Participant’s Matching Contribution Account, including any matching contributions made to the Mittler Supply, Inc. Union 401(k) Plan and transferred to a Participant’s Account at the time of the merger of the Mittler Supply, Inc. Union 401(k) Plan with and into the Plan, shall become vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2	0%
2 or more but less than 3	20%
3 or more but less than 4	40%
4 or more but less than 5	60%
5 or more but less than 6	80%
6 or more	100%

(d)	All of an Employee’s Years of Service, including Service with a Predecessor Employer, are counted to determine the Employee’s vested percentage in his Company Contribution and Matching Contributions Accounts.”

17.	Section 9.3 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“9.3 Normal Retirement, Disability, and Death Exception. Notwithstanding Section 9.2, if, while an employee of an Employer or a member of the Controlled Group, a Participant attains Normal Retirement Age, dies, or becomes Disabled, he shall be immediately 100% vested in his Company Contribution and Matching Contribution Accounts.”

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18.	Sections 9.4(e) and (f) of the Plan are hereby amended in their entirety, effective as of July 1, 2007, to read as follows:

“(e)	If a Participant neither receives payment (nor is deemed to receive payment) of the balance of his vested Accounts upon separation from Service, the non-vested portion of his Accounts will be forfeited as of the first Valuation Date after the Participant incurs five consecutive one-year Breaks in Service following the date of his termination. If the Participant thereafter resumes employment covered under the Plan, any additional Company Contributions and Matching Contributions made on his behalf shall be placed in a separate post-break Account, and his vested percentage in such Account will be determined in accordance with Section 9.2. Both pre-break and post-break Account balances will continue to share in the earnings and losses of the Trust Fund.

(f)	Amounts forfeited shall be applied, in the Employer’s discretion, to pay the Plan’s administration expenses or to reduce Employer Contributions.”

19.	Section 12.2 of the Plan is hereby amended, effective as of July 1, 2007, by the addition of the following sentence at the end thereof:

“Matching Contributions will be suspended for six months for any Participant who takes a hardship withdrawal from his Elective Deferral Account under this Section.”

20.	Section 12.6 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“12.6	Withdrawal of After-Tax Contributions.

(a)	Except as otherwise provided in Section 12.6(b), After-Tax Contributions may be withdrawn at any time without penalty.

(b)	Solely with respect to any Participant who is a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union 364, After-Tax Contributions may be withdrawn at any time, subject to the following rules:

(i)	After-Tax Contributions may be withdrawn at any time without Plan penalties provided the Participant has participated in the Plan for at least 24 months at the time of the withdrawal.

(ii)	After-Tax Contributions may be withdrawn at any time, subject to a three-month suspension of Matching Contributions if the Participant has participated in the Plan for at least 12, but fewer than 24, months at the time of the withdrawal.

(iii)	After-Tax Contributions may be withdrawn at any time, subject to a six-month suspension of Matching Contributions if the Participant has participated in the Plan for fewer than 12 months at the time of the withdrawal.

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(iv)	Vested Matching Contributions made with respect to a Participant’s After-Tax Contributions may be withdrawn at any time without penalty provided such Matching Contributions were made to the Participant’s Account at least 24 months prior to the date of the withdrawal request.”

21.	Section 19.4 of the Plan is hereby amended in its entirety, effective as of July 1, 2007, to read as follows:

“19.4 Top Heavy Contribution Requirement. If for any Plan Year, the Plan is determined to be a Top Heavy Plan, Employer Contributions allocated for a Plan Year on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3% of such Participant’s Compensation or, unless this Plan enables a defined benefit plan included in the Required Aggregation Group to meet section 40l(a)(4) or 410 of the Code, the largest percentage of the sum of all Company Contributions, allocated on behalf of any Key Employee for that year. To the extent Employer Contributions are less than the required contribution, additional Employer Contributions shall be made. This Subsection 19.4 shall not apply to any individual who was not employed by a member of the Controlled Group which includes the Employer on the last day of the Plan Year.”

22.	Appendix B to the Plan is hereby amended by the addition of the following two Predecessor Employers, effective as of July 1, 2007:

Effective Date
Mittler Supply, Inc.	07-01-07
Rite-Weld Supply, Inc.	07-01-07

PRAXAIR DISTRIBUTION, INC.

By:
Date:

8

THIRD AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan (Amended and Restated Effective January 1, 2006) (the “Plan”), is hereby amended as follows, effective as of dates set forth below:

1. Section 7.2 is added to the Plan, effective as of July 1, 2007, to read in its entirety as follows:

“7.2 Final Section 415 Regulations. (a) Effective date. The provisions of this Section 7.2 shall apply to limitation years beginning on and after July 1, 2007 and shall supersede any inconsistent Plan provisions.

(b) 415 Compensation paid after severance from employment. Section 415 Compensation (defined as the compensation that shall be considered for Code section 415 purposes) shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code section 414(b), (c), (m) or (o)). However, amounts described in subsections (i) and (ii) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code section 415(c)(3), even if payment is made within the time period specified above.

(i) Regular pay. 415 Compensation shall include regular pay after severance of employment if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(ii) Leave cashouts and deferred compensation. Leave cashouts shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation, if the compensation would have been included in the definition of

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415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

(iii) Salary continuation payments for military service Participants. 415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code section 414(u)(l)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(iv) Salary continuation payments for disabled Participants. 415 Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code section 22(e)(3)).

(c) Administrative delay (“the first few weeks”) rule. 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and no compensation is included in more than one limitation year.

(d) Definition of Annual Additions. The Plan’s definition of “Annual Additions” is modified as follows:

(i) Restorative payments. Annual Additions for purposes of Code section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

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(ii) Other Amounts. Annual Additions for purposes of Code section 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a Participant from the Plan; and (4) Repayments of amounts described in Code section 411(a)(7)(B) (in accordance with Code section 411(a)(7)(C)) and Code section 411(a)(3)(D) as well as Employer restorations of benefits that are required pursuant to such repayments.

(e) Change of limitation year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(f) Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the Annual Additions (within the meaning of Code section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final section415 Treasury Regulations.

(g) Aggregation and Disaggregation of Plans.

(i) For purposes of applying the limitations of Code section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the Participant receives Annual Additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code section 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code section 415(h), and shall take into account tax exempt organizations under Treasury Regulation Section 1.414(c)5, as modified by Treasury Regulation Section 1.415(a)-l(f)(l). For purposes of this Section:

(1) A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Treasury Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treasury Regulation Section 1.415(a) 1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

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(2) With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(ii) Break up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-l(f)(l) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-l(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(iii) Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code section 415(f) and the Treasury Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no Annual Additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

(h) Compensation limit. Notwithstanding Section 7.2(j), then Participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code section 401(a)(17).”

2. Section 11.4 is amended, effective January 1, 2004, to add the following at the end thereof:

“(b) Loan repayments may, in the discretion of the Committee, be suspended or refinanced, but only to the extent such suspension or refinancing is permitted under Code section 72(p) and the Treasury Regulations issued thereunder.

(c) Where a Participant has a deemed distribution and applies for a new loan, the following special rules apply to the new loan: (i) in applying the maximum amount restriction on the new loan, the outstanding amount of the first loan must be included, and

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(ii) the Plan must either require additional security for the new loan or require that repayments of the new loan be made via enforceable payroll withholding.”

3. Section 11.5 is added to the Plan, effective August 28, 2005, to read in its entirety as follows:

“11.5 Statutory Hurricane Relief. Notwithstanding anything herein to the contrary, the following special rules apply to loans made to any Participant who is a Qualified Hurricane Katrina Individual, Qualified Hurricane Rita Individual, or a Qualified Hurricane Wilma Individual (collectively “Qualified Hurricane Individuals”).

(a) The amount of any loan from the Plan made during the Applicable Loan Period may not, when added to the outstanding balance of all loans made to such Qualified Hurricane Individual, exceed the lesser of (A) $100,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (ii) the outstanding balance of loans from the Plan on the date on which such loan was made or (B) the greater of (i) the present value of the Qualified Hurricane Individual’s entire vested interest in his Account or (ii) $10,000.

(b) The Plan Administrator may delay any loan repayment that is due on or after the Qualified Beginning Date and before January 1, 2007 for a period not to exceed one year. Any subsequent repayments with respect to such loan shall be adjusted to reflect the delay and any interest accruing during such delay. The 5-year loan repayment schedule required under Code Section 72(p) shall be appropriately adjusted to reflect the period during which loan payments are delayed in accordance with this Section 11.5(b).

(c) Definitions

(i) “Qualified Katrina Individual” means an individual whose principal place of abode on August 28, 2005 is located in the Federally-declared disaster area affected by Hurricane Katrina and who has sustained an economic loss by reason of Hurricane Katrina.

(ii) “Qualified Rita Individual” means an individual whose principal place of abode on September 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Rita and who has sustained an economic loss by reason of Hurricane Rita.

(iii) “Qualified Wilma Individual” means an individual whose principal place of abode on October 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Wilma and who has sustained an economic loss by reason of Hurricane Wilma.

(iv) “Applicable Loan Period” means in the case of a Qualified Katrina Individual the period beginning on September 24, 2005 and ending on December 31, 2006 and in the case of a Qualified Rita Individual and a Qualified Wilma Individual the period beginning on December 21, 2005 and ending on December 31, 2006.

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(v) “Qualified Beginning Date” means August 25, 2005 in the case of a Qualified Katrina Individual, September 23, 2005 in the case of a Qualified Rita Individual, and October 23, 2005, and in the case of a Qualified Wilma Individual.”

4. Section 12.8 is added to the Plan, effective August 28, 2005, to read in its entirety as follows:

“12.8 Statutory Hurricane Relief. Notwithstanding anything herein to the contrary, the following special rules apply to any Participant who received a Qualified Hurricane Distribution.

(a) A Qualified Hurricane Distribution shall be treated as meeting the requirements of Code section 401(k)(2)(B)(i).

(b) Code section 72(t) shall not apply to any Qualified Hurricane Distribution. Unless the Participant elects otherwise, any Qualified Hurricane Distribution that would be included in the Participant’s gross income for the taxable year of the distribution shall be included in gross income ratably over a three-year period beginning in the year of the distribution.

(c) The aggregate amount of Qualified Hurricane Distributions for any taxable year shall not exceed the excess (if any) of (i) $100,000 over (ii) the aggregate amounts treated as Qualified Hurricane Distributions received by the Participant for all prior taxable years from any applicable plans in the controlled group.

(d) A Participant who received a Qualified Hurricane Distribution may, at any time during the three-year period beginning on the day after receipt of the Qualified Hurricane Distribution, make one or more repayments to the Plan in an aggregate amount not to exceed the amount of the Qualified Hurricane Distribution. Amounts repaid hereunder shall be treated as direct trustee-to-trustee transfers within 60 days of the distribution and shall be credited to the Participant’s Rollover Contribution Account.

(e) Participants may recontribute qualifying Plan withdrawals taken to purchase or construct a primary residence in the Hurricane Katrina, Hurricane Rita, and Hurricane Wilma disaster areas pursuant to Code section 1400Q(b).

(f) “Qualified Hurricane Distribution” means (1) any distribution made on or after August 25, 2005, and before January 1, 2007, to an individual whose principal place of abode on August 28, 2005, is located in the Federally-declared disaster area affected by Hurricane Katrina and who has sustained an economic loss by reason of Hurricane Katrina, (2) any distribution made on or after September 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on September 23, 2005, is located in the Federally-declared disaster area affected by Hurricane Rita and who has sustained an economic loss by reason of Hurricane Rita, and (3) any distribution made on or after October 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on October 23, 2005, is located in the Federally-declared disaster area affected by Hurricane Wilma and who has sustained an economic loss by reason of Hurricane Wilma.”

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PRAXAIR DISTRIBUTION, INC.

By:
Date:	12/17/2007

7

FOURTH AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan (Amended and Restated Effective January 1, 2006) (the “Plan”), is hereby amended as follows, effective as of dates set forth below:

1.	Section 1 of the Plan is hereby amended, effective as of August 1, 2008, by the addition of the following sentence at the end thereof:

“Effective as of August 1, 2008, the Kirk Welding Supply, Inc. Profit Sharing 401(k) Plan was merged with and into the Plan.”

2.	Section 2.1 of the Plan is hereby amended in its entirety, effective as of January 1, 2008, to read as follows:

“2.1 “Accounts” means each Participant’s Elective Deferral Account, After-Tax Contribution Account, Matching Contribution Account, Company Contribution Account, Rollover Contribution Account, qualified matching contributions account and/or qualified non-elective contributions account.”

3.	Section 2.3 of the Plan is hereby clarified, effective as of January 1, 2008, by the addition of the following sentence at the end thereof:

“For purposes of the Plan, Compensation paid to any Participant as a variable compensation award pursuant to the Praxair, Inc. Variable Compensation Plan, the Praxair, Inc. Mid-Management Variable Compensation Plan, or any other variable compensation plan maintained by an Employer, shall be treated as a non-discretionary bonus.”

4.	Section 2.4 of the Plan is hereby amended, effective as of January 1, 2008, by the addition of the following sentence at the end thereof:

“At the Employer’s election, Qualified Non-Elective Contributions and Qualified Matching Contributions may be taken into account for purposes of determining ACP to the extent permissible under section 1.401(m)-2(a)(6) of the Treasury Regulations.”

5.	Section 2.5 of the Plan is hereby amended, effective as of January 1, 2008, by the addition of the following sentence at the end thereof:

“At the Employer’s election, Qualified Non-Elective Contributions and Qualified Matching Contributions may be taken into account for purposes of determining ADP to the extent permissible under section 1.401(k)-2(a)(6) of the Treasury Regulations.”

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6.	Section 2.11 of the Plan is hereby amended, effective as of January 1, 2008, by the addition of the following subsections at the end thereof:

“(h) “Qualified Matching Contributions” are Matching Contributions which are subject to the non-forfeitability requirements and distribution limitations applicable to Elective Deferral Contributions when made. Qualified Matching Contributions shall be allocated only to the qualified matching contribution accounts of Non-Highly Compensated Employees as the Employer determines is needed to satisfy the ADP test, the ACP test, or both.

(i) “Qualified Non-Elective Contributions” are Contributions (other than Elective Deferral Contributions and Qualified Matching Contributions) made by an Employer that are subject to the non-forfeitability requirements and distribution limitations applicable to Elective Deferral Contributions when made. Qualified Non-Elective Contributions shall be allocated only to the qualified non-elective contribution accounts of Non-Highly Compensated Employees as the Employer determines is needed to satisfy the ADP test, the ACP test, or both.”

7.	Section 6.2 of the Plan is hereby amended in its entirety, effective as of January 1, 2008, as follows:

“6.2	Distribution or Recharacterization of Excess Deferral Contributions.

(a)	Excess Deferral Contributions, plus any income and minus any loss allocable thereto, shall either be recharacterized as After-Tax Contributions on or before the 15th day of the third month after the end of the Plan Year, or distributed no later than the last day of the immediately following Plan Year. This recharacterization or distribution shall apply to the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferral Contributions until one of the ADP tests is satisfied, or until such Participant’s dollar amount of Elective Deferral Contributions equals the dollar amount of Elective Deferral Contributions of the Highly Compensated Employee having the next highest dollar amount of Elective Deferral Contributions. This process shall continue until one of the ADP tests is satisfied. Recharacterization of Excess Deferral Contributions shall not be permitted to the extent recharacterizing such amounts as After-Tax Contributions would cause any legal or Plan limit to be violated. Distributions or Recharacterization shall be made first from Elective Deferral Contributions which were not subject to Matching Contributions, and then from Elective Deferral Contributions which were subject to Matching Contributions. In the event a Highly Compensated Employee is an eligible employee in more than one 401(k) plan sponsored by any Controlled Group member, any recharacterization or distribution made under this section shall be made in accordance with section 1.401(k)-2(b)(2)(iii)(B) of the Treasury Regulations.

(b)	Matching Contributions related to Excess Elective Deferral Contributions which are distributed, plus any income and minus and loss allocable thereto, shall be forfeited at the time the Excess Elective Deferral Contribution is distributed.

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(c)	The Plan may use any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.

(d)	Notwithstanding any provision of this Plan, in lieu of the corrective actions otherwise described in this Section 6.2, the Employer may make either Qualified Non-Elective Contributions, Qualified Matching Contributions, or both, on behalf of Non-Highly Compensated Employees that, in combination with Elective Deferral Contributions, satisfy the ADP test in Section 6.1.”

8.	Section 6.4 of the Plan is hereby amended in its entirety, effective as of January 1, 2008, to read as follows:

“6.4	Distribution of Excess Contributions.

(a)	Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after the last day of the Plan Year in which such excess amounts arose. This forfeiture or distribution shall apply to the Highly Compensated Employee(s) with the highest dollar amount of After-Tax and Matching Contributions until one of the ACP tests is satisfied, or until such Participant’s dollar amount of After-Tax and Matching Contributions equals the dollar amount of After-Tax and Matching Contributions of the Highly Compensated Employee having the next highest dollar amount of After-Tax and Matching Contributions. This process shall continue until one of the ACP tests is satisfied. Distributions or forfeitures shall be made first from After-Tax Contributions which were not subject to Matching Contributions, and then from After-Tax Contributions which were subject to Matching Contributions, and finally from Matching Contributions. In the event a Highly Compensated Employee is an eligible employee in more than one 401(m) plan sponsored by any Controlled Group member, any forfeiture or distribution made under this section shall be made in accordance with section 1.401(m)-2(b)(2)(iii)(B) of the Treasury Regulations.

(b)	The Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided that such method does not violate section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be included in determining income or loss in accordance with applicable Treasury Regulations.

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(c)	Notwithstanding any provision of this Plan, in lieu of the corrective actions otherwise described in this Section 6.4, the Employer may make either Qualified Non-Elective Contributions, Qualified Matching Contributions, or both, on behalf of Non-Highly Compensated Employees that, in combination with After-Tax Contributions and Matching Contributions, satisfy the ACP test set forth in Section 6.3.”

9.	Section 9.2(d) of the Plan is hereby amended, effective as of January 1, 2008, by the addition of the following sentence at the end thereof:

“For purposes of determining eligibility to participate in the Plan, the amount of Company Contributions and an Employee’s vested percentage in his or her Account, an Employee’s service with Praxair Distribution Mid-Atlantic, LLC and its predecessors shall be included in determining the Employee’s Years of Service.”

10.	Section 9.2 of the Plan is hereby amended, effective as of October 1, 2008, by the addition of the following new subsection (e) at the end thereof:

“(e) Notwithstanding any other provision of the Plan to the contrary, any Company Contributions and/or Matching Contributions made on behalf of a Participant who (a) incurs an involuntary termination of employment by reason of the Employer’s elimination of his or her position in connection with its 4th Quarter 2008 Special Severance, and (b) is first notified by the Employer of such involuntary termination of employment during the period beginning on October 1, 2008 and ending on December 31, 2008, shall become fully vested and nonforfeitable upon the date of such involuntary termination regardless of the Participant’s completed Years of Service.”

11.	Section 12 of the Plan is hereby amended, effective as of September 30, 2008, by the addition of the following new Subsection 12.8 at the end thereof:

“12.8 Permissible Withdrawals of Automatic Contributions. A Participant for whom automatic Elective Deferral Contributions are being made pursuant to Subsection 4.1(c), may make a one-time election to withdraw such Elective Deferral Contributions and the earnings thereon, provided that: (i) such election is made no later than 90 days after the date of the first Elective Deferral Contribution made on behalf of the Participant pursuant to Subsection 4.1(c); (ii) the amount of such withdrawal is equal to the amount of Elective Deferral Contributions made with respect to the first payroll period to which the deemed election under Subsection 4.1(c) applied and any succeeding payroll period, as well as any earnings attributable thereto; and (iii) the Participant has not at any time prior to making such withdrawal election, affirmatively acted to direct the investment of his or her Account pursuant to Section 8. Any Matching Contributions credited with respect to a Participant’s Elective Deferral Contributions that are withdrawn pursuant to this Section, shall be immediately forfeited from the Participant’s Matching Contribution Account and shall be applied to reduce future Employer Contributions to the Plan.”

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12.	Appendix B to the Plan is hereby amended by the addition of the following Predecessor Employer, effective as of July 1, 2008:

Effective Date
Kirk Welding Supply, Inc.	07-01-08

PRAXAIR DISTRIBUTION, INC.

By:

Date:

5

FIFTH AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC.

401(k) RETIREMENT PLAN

Section 4.8 of the Praxair Distribution, Inc. 401(k) Retirement Plan (Amended and Restated Effective January 1, 2006), is hereby amended by the addition of the following sentence at the end thereof, effective as of February 9, 2009:

“Notwithstanding any other provision of this Plan, as a result of good faith negotiations between the Company and the International Brotherhood of Teamsters Local Union 364, no additional Matching Contributions will be made pursuant to this Section 4.8 after February 9, 2009.”

PRAXAIR DISTRIBUTION, INC.

By:

Date:

1

SIXTH AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC. 401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”), is hereby amended as follows:

The following is intended to be a good faith amendment to comply with the provisions of the Pension Protection Act of 2006, related guidance, and subsequent law as they apply to the Plan.

ARTICLE I

Preamble

1.1 Purpose. This Amendment is adopted to comply with certain provisions of the Pension Protection Act of 2006 and the Worker, Retiree, and Employer Recovery Act of 2008 with respect to changes to the Plan as required by these Acts.

1.2 Superseding Inconsistent Provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with this Amendment.

1.3 Effective Date. Except as provided below, the effective date of Paragraph 1 of this Sixth Amendment is January 1, 2007.

ARTICLE II

Plan Distributions

2.1 Qualified Reservist Distribution. Effective September 12, 2001, the additional tax on early withdrawals provided for in section 72(t) of the Code does not apply to a “qualified reservist distribution.” A Qualified Reservist Distribution is any distribution to a Participant from the portion of a Participant’s Account attributable to Elective Deferral Contributions if, by reason of his being a member in the reserve component (as defined in 37 U.S.C. §101), the individual is ordered or called to active duty after September 11, 2001 for either (i) a period in excess of 179 days, or (ii) an indefinite period, and the distribution is made during the period beginning on the date of the order or call to active duty and ending on the close of the active duty period.

2.2 Expanded Hardship Distributions. Effective August 17, 2006, distributions made on account of an immediate and heavy financial need shall include (i) distributions made to a Hardship Eligible Beneficiary, as defined herein, on account of the Hardship Eligible Beneficiary’s expenses for medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) the payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for a Hardship Eligible Beneficiary, and (iii) burial or funeral expenses for a Hardship Eligible Beneficiary. A Hardship Eligible Beneficiary is the Participant’s primary Beneficiary who has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant regardless of whether the beneficiary is the Participant’s spouse or dependent.

ARTICLE III

Rollovers

3.1 Rollover of After-Tax Employee Contributions. To the extent the Plan permits After-Tax Contributions to be rolled over to another qualified plan or 403(b) plan, such a rollover must be made as a direct rollover to the receiving plan and the receiving plan must separately account for such After-Tax Contributions and earnings thereon.

3.2 Non-Spouse Beneficiary Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit the distribution of a benefit to a non-spouse Beneficiary, a non-spouse Beneficiary who is a designated Beneficiary within the meaning of section 401(a)(9)(E) of the Code may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid via a trustee-to-trustee transfer directly to an individual retirement plan within the meaning of section 408(a) or (b) of the Code that is established to receive the distribution as specified by the non-spouse Beneficiary, in a direct rollover pursuant to the provisions of section 402(c)(11) of the Code and as provided under IRS Notice 2007-7 and subsequent guidance.

3.3 Rollovers to a Roth IRA. Effective January 1, 2008, Participants may roll over an eligible rollover distribution, as defined in section 402(c)(4) of the Code, to a Roth IRA, as defined in section 408A of the Code, through either a direct rollover or within 60 days of receiving the distribution so long as there is included in the Participant’s gross income any amount that would be includable if the distribution were not rolled over. A Participant whose modified adjusted gross income exceeds $100,000 or is married and files a separate tax return shall not be permitted to execute a rollover as described in this section. Effective January 1, 2010, the restrictions listed in the previous sentence on which Participants may rollover an eligible rollover distribution to a Roth IRA shall no longer apply.

PRAXAIR DISTRIBUTION, INC.

BY:
DATE:	8/26/2009

2

SEVENTH AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC. 401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”), is hereby amended as follows effective as of the dates set forth below:

1.	Section 4.1(c) of the Plan is hereby amended in its entirety, effective as of November 1, 2009, to read as follows:

“(c)	The Plan is intended to include an Eligible Automatic Contribution Arrangement (EACA) within the meaning of section 414(w) of the Code. Notwithstanding any provision of the Plan to the contrary, each Participant who first becomes an Employee after December 31, 2005 shall be deemed, in accordance with such reasonable procedures as shall be established by the Committee from time to time and applied on a uniform and nondiscriminatory basis, to have elected to have the Employer contribute to the Plan on his behalf, Elective Deferral Contributions of 3% (4% with respect to a Participant who first becomes an Employee after October 31, 2009) of the Applicable Contribution Pay that would otherwise be payable to him each payroll period.

The procedures established by the Committee pursuant to this subsection shall afford each Participant covered under the EACA with advance notice of the Plan’s automatic enrollment feature and with an annual EACA notice, in both cases in accordance with section 414(w) of the Code. Each such notice shall accurately describe:

(i)	the amount of default Elective Deferral Contributions that will be made on the covered Participant’s behalf in the absence of an affirmative election;

(ii)	the covered Participant’s right to elect to have no Elective Deferral Contributions made to the Plan on his behalf, to affirmatively elect to have Elective Deferral Contributions commence on his behalf prior to the time he would be automatically enrolled in the Plan, or to alter the amount of those contributions at any time in accordance with Section 4.2;

(iii)	how default Elective Deferral Contributions will be invested in the absence of the covered Participant’s investment instructions; and

(iv)	the covered Participant’s right to make a withdrawal of default Elective Deferral Contributions and the procedures for making such a withdrawal.

Each covered Participant will have a reasonable opportunity after receipt of such advance notice to make an affirmative election regarding Elective Deferral Contributions (either to have no Elective Deferral Contributions made or to have a different amount of Elective Deferral Contributions made) before default Elective Deferral Contributions are made on the covered Participant’s behalf. Default Elective Deferral Contributions being made on behalf of a covered Participant will cease as soon as administratively feasible after the covered Participant makes an affirmative election. Any Participant who makes such an affirmative election shall cease to be covered under the EACA.

Notwithstanding any provision in the Plan to the contrary, the provisions of this Section 4.1(c) shall not apply to any individual who, immediately prior to becoming an Employee, was employed by another member of the Controlled Group and had previously made an affirmative election with respect to participation in either the Praxair Retirement Savings Plan or the Praxair Healthcare Service, Inc. 401(k) Retirement Savings Plan.”

2.	Section 4.6 of the Plan is hereby amended in its entirety, effective as of October 1, 2009, to read as follows:

“4.6 Catch-Up Contributions. All Participants who are eligible to make Elective Deferral Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code, but in no event may the aggregate of a such Participant’s Elective Deferral Contributions and Catch-Up Contributions exceed 75% of Applicable Contribution Pay. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(ll), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be deposited into the Participant’s Elective Deferral Account.”

3.	Section 8.1 of the Plan is hereby amended, effective as of January 1, 2010, to add the following paragraph at the end thereof:

“As a reasonable restriction designed to limit short-term trading in Praxair, Inc. securities, effective as of January 1, 2010, each Participant shall only be permitted to reallocate any portion of his Account into the Praxair Common Stock Fund once per calendar month. This limitation shall not apply to any investment into the Praxair Common Stock Fund by reason of new Contributions or loan repayments made on the Participant’s behalf. A Participant’s allocation of any portion of his Account out of the Praxair Common Stock Fund and into any other available investment fund(s) shall be unrestricted.”

PRAXAIR DISTRIBUTION, INC.

BY:
DATE:	12/18/2009

2

EIGHTH AMENDMENT TO THE

PRAXAIR DISTRIBUTION, INC. 401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Savings Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”), is hereby amended as follows:

1.	The following sentence is added to the end of Section 1:

“Effective December 14, 2010, the Central Welders Supply, Inc. 401 (k) Profit Sharing Plan was merged with and into the Plan.”

2.	The definition of “Accounts” in Section 2.1 of the Plan is revised to include “Roth Account”.

3.	Section 2.3 of the Plan is amended in its entirety as follows:

“2.3 Applicable Pay” means the Participant’s Compensation, including base pay, non-discretionary bonuses, commissions, short term disability benefit payments made under an Employer’s disability plan, military differential pay as defined in section 3401(h) of the Code (regardless of whether the Participant currently performs services for the Employer by reason of the Participant performing qualified military service within the meaning of section 414(u) of the Code), and awards paid under the Praxair Distribution Profit Sharing Plan or the PDI Regional Performance Pool Plan, but excluding discretionary bonuses, overtime, shift differential, severance payments, fringe benefits, deferred compensation, amounts realized from the exercise of a stock option or a stock appreciation right, and any other special payments. Applicable Pay shall include Company contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125,132(f) or 402(g)(3) of the Code. “Applicable Contribution Pay” means Applicable Pay plus discretionary bonuses, overtime and shift differential.”

4.	In section 2.11 of the Plan, a new subsection (j) is added to read in its entirety as follows:

“(j) “Roth Contribution” is a contribution made pursuant to Section 4.9 of the Plan.”

5.	The following sentence is added to the end of Sections 4.1(a), (b), and (d):

“The aforementioned limit is a combined limit on the Participant’s aggregate Elective Deferral Contributions that have been made to the Plan on a pre-tax basis or as a Roth Contribution as permitted under Section 4.9 of the Plan.”

6.	The following sentence is added to the end of Section 4.1(c):

“Any default Elective Deferral Contribution made under the EACA shall be made on a pre-tax basis.”

7.	A new Section 4.1(e) is added to the Plan to read in its entirety as follows:

“Unless otherwise noted, any reference in the Plan to an ‘Elective Deferral Contribution’ shall include a Participant’s pre-tax contributions and Roth Contributions made under Section 4.9 of the Plan.”

8.	The last sentence of Section 4.6 is revised to read as follows:

“Catch-Up Contributions shall be deposited into the Participant’s Elective Deferral Account, or if the Catch-Up Contribution is made as a Roth Contribution under Section 4.9, in the Participant’s Roth Contribution Account.”

9.	Section 4.7(a)(i) of the Plan is amended to include following “after-tax employee contributions”:

“and Roth contributions”

10.	A new section 4.9 is added to the Plan to read in its entirety as follows:

“4.9 Roth Contributions.

(a) The Plan will accept Participant contributions made under section 402A of the Code and pursuant to Sections 4.1(a), (b), and (d) of the Plan.

(b) A Roth Contribution is (i) an elective contribution to the Plan that the Participant irrevocably designates at the time the contribution is made as a deferral in lieu of all or a portion of the pre-tax Elective Deferral Contributions the Participant is otherwise eligible to make under the Plan, and (ii) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

2

(c) Roth Contributions and withdrawals of Roth Contributions will be credited and debited to the Participant’s Roth Contribution Account. The Plan will maintain a separate record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan.

(d) The earnings on Roth Contributions will not be subject to federal tax if (1) the Roth Contribution Account, at the time of the Roth Contribution withdrawal, has been open for at least five (5) consecutive years from the first day of the year in which the Participant first made the Roth Contribution and (2) the Roth Contribution is not withdrawn prior to the Participant attaining age 59 1/2, the Participant’s death, or the Participant’s disability as defined in Section 72(m)(7) of the Code.”

11.	The fifth sentence of Section 6.2(a) of the Plan is revised to read as follows:

“Distributions or recharacterization shall be made first from Elective Deferral Contributions which were not subject to Matching Contributions, and then from Roth Contributions which were not subject to Matching Contributions, and then from Elective Deferral Contributions which were subject to Matching Contributions, then from Roth Contributions which were subject to Matching Contributions, unless otherwise provided by the Committee.”

12.	A new Section 7.3 is added to the Plan to read in its entirety as follows:

“7.3 Treatment of Military Differential Pay under the HEART Act. Military differential pay, as described in section 3401(h) of the Code, shall be considered compensation for purposes of section 415(c)(3) of the Code.”

13.	Section 9.1 of the Plan is amended to include the following at the end thereof:

“(d) Roth Contribution Account”

14.	The following sentence is added to the end of Section 9.3:

“Additionally, effective January 1, 2007, a Plan Participant who dies or becomes Disabled while performing qualified military service as defined in section 414(u) of the Code, shall become 100% vested in his Matching Contribution Account and Company Contribution Account in accordance with Section 401(a)(37) of the Code.”

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15.	Section 9.4(b) of the Plan is amended to include after “Elective Deferral Account” the following:

“and Roth Contribution Account”

16.	Section 10.2(b) of the Plan is amended to read in its entirety as follows:

“Partial withdrawals made pursuant to (a) above cannot exceed 95% of a Participant’s vested Account balance (unless the Participant is withdrawing 100% of the vested Account balance), and can be made only once in any 90 day period. Partial withdrawals cannot be made during any period in which monthly installments are being paid to such Participant. At any point where the Participant’s Account value is less than $5,000, the Account will be treated accordance with Section 10.4.”

17.	The current Section 10.9 and subsequent sections of the Plan are renumbered and a new Section 10.9 is added to read as follows:

“10.9 Suspension of 2009 Required Minimum Distributions. Notwithstanding any provisions of the Plan to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.”

18.	The first paragraph of Section 10.10 of the Plan is amended to read in its entirety as follows:

“Notwithstanding any other provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan in a direct rollover.”

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19.	The following sentence is added to the end of Section 11.2(d):

“Notwithstanding the foregoing, a Participant with two outstanding loans must wait 15 days after one of the Participant’s loans is paid off in full before commencing a new loan.”

20.	First sentence of Section 12.2 shall be revised in its entirety to read as follows:

“12.2 Hardship Withdrawals. Amounts in a Participant’s Elective Deferral Account, including earnings thereon as of March 31, 1989, and Roth Contribution Account, may be withdrawn by the Participant in the event of an immediate and heavy financial need as described in Sections 12.3 and 12.4.”

21.	The first paragraph of 12.3 is restated in its entirety as follows:

“A Participant shall be deemed to have an immediate and heavy financial need if the Participant meets one or more of the circumstances below and the procedures described in Section 12.4(a).”

22.	Section 12.4 of the Plan is restated to read in its entirety as follows:

“12.4 Distribution Necessary to Satisfy Financial Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the requirements below are satisfied:

(i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii) The Participant is prohibited under the terms of this Plan from making Elective Deferral Contributions, and, under the terms of a legally enforceable agreement, from making elective or employee contributions under any other qualified or nonqualified plan of deferred compensation maintained by any member of the Controlled Group which includes the Employer, for a period of six months after the receipt of the hardship distribution;

(iii) The distribution is not in excess of the amount of the immediate and heavy financial need (plus up to a 30% gross up for amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

5

(iv) The Participant’s Elective Deferral dollar limit under the Plan for the calendar year immediately following the calendar year of the hardship distribution is reduced by an amount equal to such Participant’s Elective Deferral Contributions for the calendar year of the hardship distribution.”

23.	The following sentence is added to the end of Sections 12.1 and 12.5:

“To the extent the withdrawal is made from the Participant’s Roth Contribution Account, the withdrawal will be subject to taxation if the requirements in Section 4.9(d) of the Plan are not met.”

24.	A new section 12.9 is added to the Plan to read in its entirety as follows:

“12.9 HEART Act Distribution. A Participant who performs qualified military service for a period of more than 30 days shall be deemed to have had a severance from employment solely for the purposes of electing to take a distribution from the Participant’s Account balance attributable to Elective Deferral Contributions. A distribution made under this Section 12.9 will be (i) subject to the tax on early withdrawal provided for in Section 72(t) of the Code if the Participant is younger than age 59 1/2 and (ii) treated as an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code, except to the extent one of the exceptions listed in Section 402(c)(4) of Code applies, other than the exception for hardship distributions under Section 401(k)(2)(B)(i)(IV). The Participant shall not be permitted to make any Elective Deferral Contributions, or other Employee contributions to the Plan for the 6 month period beginning on the date of a distribution made under this Section 12.9. To the extent a Participant is eligible for a distribution under this Section 12.9 and under a “Qualified Reservist Distribution”, the distribution shall be considered made under a “Qualified Reservist Distribution” and the aforementioned penalty tax and restriction on contributions shall not apply.”

25.	A new section 12.10 is added to the Plan to read in its entirety as follows:

“12.10 In-Plan Roth Rollovers. Effective December 1, 2010, as provided under the Small Business Jobs Act of 2010 (“SBJA”), and pursuant to the Committee’s procedures and limitations on rollovers under this Section 12.10, the Plan will permit a Participant to rollover

(i) any amount (other than a Roth Contribution) that is otherwise distributable to the Participant under the existing terms of the Plan; or

6

(ii) an Employer Contribution (including the earnings thereon), so long as the Participant has completed at least five years of participation in the Plan or the Employer Contribution was made to the Plan at least two years prior to the date of the rollover to a Roth Contribution Account as described in Section 4.9(c) of the Plan (“In-Plan Roth Rollover”), so long as the amounts that are rolled over are considered an eligible rollover distribution under Section 402(c) of the Code. Any amounts that are rolled over into a Roth Contribution Account on behalf of the Participant in an In-Plan Roth Rollover must be accounted for separately from Roth Contributions made pursuant to Section 4.9 of the Plan. The Participant must include the amount of the In-Plan Roth Rollover in gross income in the same manner as if the distribution were rolled over into a Roth IRA as provided in Code Section 408A. The Participant, however, may elect to follow any special income inclusion rules related to In-Plan Roth Rollovers made under this Section 12.10 as provided under the SBJA and any subsequent guidance. Treatment of distributions, including whether the distribution will be subject to taxation, from a Roth Contribution Account to which an In-Plan Roth Rollover has been made shall be determined in accordance with the relevant provisions of the Code, IRS Notice 2010-84, and any subsequent guidance.”

26.A	new section 18.6 is added to the Plan to read in its entirety as follows:

“18.6	HEART Act.

(a) Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies or becomes Disabled while performing qualifying military service as provided in Section 414(u) of the Code, the survivors of the Participant, or the Participant in the case of Disability, are entitled to any additional benefits that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death or Disability pursuant to Section 401 (a)(37) of the Code.

(b) Effective January 1, 2007, a Participant who dies or becomes Disabled while performing qualifying military service as provided in Section 414(u) of the Code will be entitled to receive employer contributions attributable to the period of qualifying military service as provided under Section 414(u)(9) of the Code.”

27.	Appendix B is amended to add Central Welders Supply, Inc. to the list of Predecessor Employers.

7

28.	The provisions of paragraphs 14 and 26 of this Amendment shall be effective as of January 1, 2007.

29.	The provisions of paragraphs 3, 12, 17, and 24 of this Amendment shall be effective as of January 1, 2009.

30.	The provisions of paragraphs 2, 4, 5, 6, 7, 8, 9, 10, 11, 13, 15, 16, 18, 19 and 23 of this Amendment shall be effective as of January 1, 2010.

31.	The provisions of paragraph 27 of this Amendment shall be effective as of September 1, 2010.

32.	The provisions of paragraphs 20, 21, 22 and 25 of this Amendment shall be effective as of December 1, 2010.

33.	The provisions of paragraph 1 of this Amendment shall be effective as of December 14, 2010.

PRAXAIR DISTRIBUTION, INC.

BY:
DATE:	12/16/2010

8

NINTH AMENDMENT

PRAXAIR DISTRIBUTION, INC. 401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401(k) Retirement Savings Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”), is hereby amended as follows:

1.	The following sentence is added to the end of Section 1 of the Plan:

“For Federal income tax purposes, Praxair Distribution, Inc. is a C Corporation.”

2.	The first sentence of Section 2.32 of the Plan is deleted and replaced with the following:

“‘Qualifying Employer Security(ies)’ means common stock issued by Praxair, Inc., (or by a corporation within the same controlled group as Praxair, Inc.) which is tradable on an established securities market.”

3.	Section 5.8 of the Plan is amended to add the following at the end thereof:

“If the Participant is entitled to a distribution consisting of Employer securities that are not readily tradable on an established market, the Participant has the right to require that the Employer repurchase the securities under a fair valuation formula as provided in section 409(h)(1)(B) of the Code. The Employer will be deemed to satisfy the requirement of section 409(h)(1)(B) of the Code if it provides a put option for a period of at least 60 days following the date of the distribution of the Employer’s securities and, if the put option is not exercised within such 60-day period, for an additional 60 days in the following Plan Year. If the Employer is required to repurchase securities which are distributed to the Participant as part of a total distribution, the requirements of section 409(h)(1)(B) of the Code shall be treated as met if (i) the amount to be paid for the securities is paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described in immediately preceding sentence, but not exceeding 5 years, and (ii) there is adequate security provided and reasonable interest paid on the unpaid amounts referred to in (i). For purposes of this paragraph, the term “total distribution” means the distribution within 1 taxable year to the Participant of the balance to the credit of the Participant’s account.”

4.	A new Section 5.9 is added to the Plan to read in its entirety as follows:

“5.9 ESOP Requirements. The ESOP portion of the Plan shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as, for example, the death of the security holder.”

5.	A new subsection (b) is added to Section 8.2 of the Plan to read as follows:

“(b) The portion of a Participant’s Account attributable to the ESOP portion of the Plan must be eligible to be diversified under circumstances no more restrictive than as follows: if a Participant attains age fifty-five (55) and has completed at least ten (10) Years of Service (so that the Participant is a “Qualified Participant”), such Qualified Participant shall be permitted to elect to transfer to any investment fund or combination of investment funds a portion of the balance in the Participant’s Account invested in the Praxair Common Stock Fund (the “Diversification Election”) in accordance with the following provisions:

(1) Such Qualified Participant shall be permitted to make the Diversification Election, in such manner as the Plan Administrator may prescribe, during the ninety (90) day period immediately following the close of each Plan Year during the Qualified Election Period (the “Diversification Election Period”). For purposes of this Section 8.2(b), the “Qualified Election Period” means the period of six consecutive Plan Years beginning with the Plan Year during which the Participant becomes a Qualified Participant.

(2) For each of the first five Plan Years in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate to other Plan investment funds, up to 25% of the value credited to the Participant within the Praxair Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this Section 8.2(b)). For the sixth Plan Year in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate up to 50% of the value credited to the Participant within the Praxair Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this Section 8.2(b)).

(3) The amount that may be reallocated during the Qualified Election Period shall be determined as of the last day of the preceding Plan Year by multiplying the value credited to the Qualified Participant within the Praxair Common Stock Fund (including the value of which has been previously reallocated pursuant to this Section 8.2(b) determined at the time of such

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reallocation) by 25% percent or, with respect to a Qualified Participant’s Diversification Election for the sixth Plan Year in the Qualified Election Period, by 50% percent, reduced by the value that has previously been reallocated by such Qualified Participant pursuant to this Section 8.2(b).

(4) A Diversification Election pursuant to this Section 8.2(b) shall be effective no later than ninety (90) days after the end of the Diversification Election Period.

(5) The rights provided by this section 8.2(b) are in addition to the rights described in Section 8.2(a), but in no way restrict the application of Section 8.2(a) to any of the Participant’s Accounts.”

6.	Section 8.6 of the Plan is amended to include the following sentence at the end thereof:

“All valuations of Employer securities held in the ESOP portion of the Plan which are not readily tradable on an established securities market with respect to activities carried on by the Plan are made by an independent appraiser. For purposes of the preceding sentence, the term “independent appraiser” means any appraiser meeting requirements similar to the requirements of the regulations prescribed under section 170(a)(1) of the Code.”

7.	Section 9.4(f) of the Plan is amended in its entirety to read as follows:

“Amounts forfeited shall be applied to pay the Plan’s administration expenses or to reduce Employer Contributions.”

8.	Section 10.1 of the Plan is amended to include the following sentence at the end thereof:

“To the extent required by section 409(o) of the Code, the Participant’s Account balance will be distributed not later than 1 year after the close of the Plan Year (i) in which the Participant separates from service by reason of attainment of Normal Retirement Age, Disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except if the Participant is reemployed by the Employer before distribution is required to begin pursuant to this clause (ii).”

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9. The provisions of this Amendment are effective as though included in the restated Plan.

PRAXAIR DISTRIBUTION, INC.

BY:

DATE:	April 7, 2011

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TENTH AMENDMENT

PRAXAIR DISTRIBUTION, INC. 401(k) RETIREMENT PLAN

The Praxair Distribution, Inc. 401 (k) Retirement Savings Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”), is hereby amended as follows:

1.	A new Section 4.10 is added to the Plan to read as follows:

“4.10 Merger of the PHS 401(k) Plan. Effective December 31, 2011 (“Merger Date”), the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan, as Amended and Restated January 1, 2010 (“PHS Plan”) shall be merged into this Plan. All Accounts under the PHS Plan remaining as of the Merger Date shall be transferred to this Plan and will be subject to the terms and conditions of this Plan. All Accounts transferred from the PHS Plan to this Plan on behalf of a PHS Plan participant who incurred an involuntary termination of employment during the period beginning on January 1, 2008 and ending on December 31, 2011 by reason of the Praxair Healthcare Services, Inc.’s elimination of his or her position, became fully vested upon the date of such involuntary termination regardless of the participant’s service.”

2.	The provisions of this Tenth Amendment shall be effective as of December 31, 2011.

PRAXAIR DISTRIBUTION, INC.

BY:

DATE:	12/14/11